EXHIBIT 10.1

                        PURCHASE AND ASSUMPTION AGREEMENT


         THIS PURCHASE AND ASSUMPTION AGREEMENT entered into with effect as of February 28, 2003, between MATRIX FINANCIAL SERVICES CORPORATION, an Arizona corporation ("Seller"), MATRIX CAPITAL BANK, a federal savings bank ("Parent"), and AMPRO MORTGAGE CORPORATION, a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller is a mortgage banking corporation that is engaged in the business of originating, buying and servicing mortgage loans, and is an operating subsidiary of a federally chartered savings bank; and

         WHEREAS, Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and otherwise acquire from Seller, all right, title and interest in and to the Production Assets (as hereinafter defined) in accordance with the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises hereinafter contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Seller and Parent hereby agree as follows:

                                    ARTICLE I
                           DEFINITIONS; INTERPRETATION

                  Section 1.1 Definitions. Throughout this Agreement, and any amendments hereto, whenever capitalized the following terms shall have the meanings ascribed to them in this Article I:

                  "Accrued Consideration and Benefits": All amounts due and payable, or that have accrued with respect to the period, prior to the Initial Closing Date, to Seller's employees under all incentive, bonus, commission or other compensation arrangements or any Employee Benefit Plan applicable to such employees, plus amounts that would have been payable by Seller for taxes and other similar payments related thereto. The Accrued Consideration and Benefits are listed on Schedules 6.8(a)-1 on an employee-by-employee basis.

                  "Acquired Division": The newly formed division of Seller containing only the Production Assets and Existing Pipeline Applications, as described in Section 2.1(a).

                  "Affiliate": Any Person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agencies" or "Agency": GNMA, FNMA, FHLMC, HUD, FHA, VA, RHS and/or a State Agency, as applicable.

                  "Aggregate Locked Loan Profitability Amount": The sum of the Locked Loan Profitability Amount for the First Month and the Locked Loan Profitability Amount for the Second Month, determined as follows:

                                    Locked  Loan  Profitability  Amount  for the
                  First Month. With respect to Mortgage Loans originated out of the Leased Premises and closed and funded during the thirty
                  (30) day period beginning on the Initial Closing Date (such thirty day period, the "First Month") by and in the name of Seller that result from Existing Pipeline Applications for which an interest rate lock was registered with Seller as of the Initial Closing Date, an amount determined as follows: (i) the Monthly Anticipated Purchase Price Adjustment Payment for the First Month shall be divided by the aggregate original principal balance of all Mortgage Loans that are closed and funded by Seller in the First Month, which amount shall be expressed in basis points; and (ii) if the amount determined in clause (i) is greater than thirty basis points (0.30%), then the Locked Loan Profitability Amount for the First Month shall equal one-half of the difference between the amount determined under clause (i) and thirty basis points (0.30%) multiplied by the original principal balance of all Mortgage Loans originated out of the Leased Premises and closed and funded in the First Month by and in the name of Seller that result from Existing Pipeline Applications for which an interest rate lock was registered with Seller as of the Initial Closing Date. In the event that the Monthly Anticipated Purchase Price Adjustment Payment does not indicate a gain for the First Month, then no Locked Loan Profitability Amount for the First Month shall be payable.

                                    Locked  Loan  Profitability  Amount  for the
                  Second Month. With respect to Mortgage Loans originated out of the Leased Premises and closed and funded during the thirty-first (31st) through and including the sixtieth (60th) day following the Initial Closing Date (the "Second Month") by and in the name of Seller that result from Existing Pipeline Applications for which an interest rate lock was registered with Seller as of the Initial Closing Date, an amount determined as follows: (i) the Monthly Anticipated Purchase Price Adjustment Payment for the Second Month shall be divided by the aggregate original principal balance of all Mortgage Loans that are closed and funded by Seller in the Second Month, which amount shall be expressed in basis points; and
                  (ii) if the amount determined in clause (i) is greater than thirty basis points (0.30%), then the Locked Loan Profitability Amount for the Second Month shall equal one-half of the difference between the amount determined under clause
                  (i) and thirty basis points (0.30%) multiplied by the original principal balance of all Mortgage Loans originated out of the Leased Premises and closed and funded in the Second Month by and in the name of Seller that result from Existing Pipeline Applications for which an interest rate lock was registered with Seller as of the Initial Closing Date. In the event that the Monthly Anticipated Purchase Price Adjustment Payment does not indicate a gain for the Second Month, then no Locked Loan Profitability Amount for the Second Month shall be payable.

                  "Agreement": This Purchase and Assumption Agreement, including all Exhibits and Schedules attached hereto or delivered pursuant hereto, and all amendments hereof and supplements hereto.

                  "Asset Payment Amount": Three Million Three Hundred Forty-One Thousand Seven Hundred Thirty-Eight Dollars ($3,341,738), the dollar amount that the Parties agree represents the value of the Tangible Assets and the Intangible Assets, as of the Initial Closing Date.

                  "Assumed Obligations": As defined in Section 2.1(c).

                  "Business Day": Any day other than a Saturday, Sunday, federal holiday or any other day on which banking institutions in either the State of Texas, Arizona or Colorado are authorized or obligated by law to be closed.

                  "Consent": The affirmative written consent or approval of any Person that is required to consent to or approve the transfer to Purchaser by Seller of the Production Assets at or after the Initial Closing Date, the conduct by Purchaser of business with the Production Assets at and after the Initial Closing Date, or the consummation by either Seller or Purchaser of the transactions consummated hereby, which consents and approvals shall be given without material adverse modification to the rights of, and without cost or expense to, the lessee or the contracting party thereunder (other than the costs and expenses (including without limitation professionals' fees and expenses) incurred by such lessee or contracting party in reviewing the Consent).

                  "Contract Rights": Those rights of Seller under agreements relating specifically to the Production Assets (other than the Leases, the Equipment Leases, the New and Existing Pipeline Applications and the Final Closing Date Sales Commitments), including without limitation service contracts and data processing contracts. The agreements giving rise to Contract Rights as of the relevant date are listed on Schedule 4.2(g).

                  "Deficit Draw": The amount, as of the Initial Closing Date, of all unearned draws paid to Seller's employees listed on Schedule 6.8 as of the Initial Closing Date that exceed the commissions owed to such employees. The Deficit Draws as of the Initial Closing Date is or will be listed on Schedule 6.8(a)-2 on a loan officer-by-loan officer basis.

                  "Employee Benefit Plans":  As defined in Section 6.8(a).

                  "Employee-Related Matters":  As defined in Section 4.1(g).

                  "Equipment Leases": All leases for the use of any furniture, fixtures or equipment now located and used in the Leased Premises and otherwise related to the Acquired Division. The Equipment Leases as of the relevant date are listed on Schedule 4.2(f)-2.

                  "Escrow": An interest bearing escrow account maintained at U.S. Bank in St. Paul, MN, in which will be held the advance against the Production Premium pursuant to Section 2.3(a)(i), all Monthly Anticipated Purchase Price Adjustment Payments that are required to be made by Seller and Purchaser pursuant to Section 2.3(c)(i), and all interest and earnings thereon. All funds held in Escrow shall be subject to the disbursement formulae in
Section 2.3(c).

                  "Executive Committee": As defined in the Operating Plan.

                  "Exhibit": An exhibit attached hereto or delivered or to be delivered pursuant to this Agreement.

                  "Existing Pipeline Applications": Applications for Mortgage Loans taken by employees of Seller or approved brokers of Seller and entered onto Seller's pipeline tracking system prior to the Initial Closing Date, which are active and have not yet closed on the Initial Closing Date.

                  "FHA": The Federal Housing Administration, or any successor thereof.

                  "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereof.

                  "Final Closing Date": The date on which the Transition Period ends, which date shall be six (6) months after the Initial Closing Date, or such other date as is agreed upon in writing by Purchaser and Seller.

                  "Final Closing Date Sales Commitments": Commitments to sell Mortgage Loans that have not closed on or before the Final Closing Date, which commitments are entered into by Seller in the ordinary course of business on or before, and which are in existence as of, the Final Closing Date.

                  "FNMA": The Federal National Mortgage Association, or any successor thereof.

                  "GAAP":   Generally   accepted   accounting   principles,   as
established by the Financial Accounting Standards Board for use in the United States, consistently applied and maintained throughout the period indicated.

                  "GNMA": The Government National Mortgage Association, or any successor thereof.

                  "Hired Employees": As defined in Section 6.8(a).

                  "HUD": The U.S. Department of Housing and Urban Development, or any successor thereto.

                  "Indemnified Events": The events set forth in Article VII with respect to which Losses are indemnified by a Party.

                  "Indemnified    Party":    A   Party   that    benefits   from
indemnification from the other Party pursuant to Article VII.

                  "Initial Closing Date": February 28, 2003.

                  "Initial Closing Date Sales Commitments": Commitments to sell Mortgage Loans that have not closed on or before the Initial Closing Date, which commitments are entered into by Seller in the ordinary course of business on or before, and which are in existence as of, the Initial Closing Date.

                  "Insurer": FHA, VA, RHS or any private mortgage insurer that insures or guarantees all or any portion of the risk of loss upon default by a Mortgagor under any Mortgage Loan or any other insurer that provides policies of life, hazard, disability, title or other insurance with respect to any of the Mortgage Loans or the collateral securing a Mortgage Loan.

                  "Intangible Assets": The computer software and other intangible assets owned or licensed by Seller as of the Initial Closing Date, which are located and used in the Leased Premises and related to the Acquired Division, and which are listed on Schedule 4.1(h)-2. Schedule 4.1(h)-2 is referred to herein as the "Initial Closing Date Intangible Assets Schedule."

                  "Investor": FNMA, FHLMC or GNMA, or any other Person having the beneficial interest in a Mortgage Loan that is the subject of a New or Existing Pipeline Application, or any purchaser or prospective purchaser of a Mortgage Loan that is the subject of a New or Existing Pipeline Application.

                  "Lease-Back Charge": As defined in Section 2.4 hereof.

                  "Leased  Premises":  The  locations  referred  to on  attached
Schedule 4.2(f) (or the portions of such locations, as indicated on such Schedule) and leased by Seller under the Leases as of the Initial Closing Date (or any other loan production office established (i) by Seller, with the consent of Purchaser, during the Transition Period, or (ii) by Purchaser after the Final Closing Date but before the first anniversary of the Initial Closing Date, which, in either case, is established in connection with the relocation of a Leased Premises). It is understood that Seller's offices and facilities (or portions of Seller's offices and facilities) not referred to on Schedule 4.2(f) (other than a relocated office, as described in the immediately preceding sentence) will not be considered "Leased Premises" and will not be acquired by Purchaser hereunder.

                  "Leases": The real property leases listed on attached Schedule 4.2(f)-1.

                  "Loan Files": All documents, whether on hard copy, computer record, microfiche or any other format, evidencing and pertaining or relating to the processing and origination of the New or Existing Pipeline Applications, as the case may be, including without limitation all documents in Seller's possession that are necessary to comply with or close a Mortgage Loan in accordance with applicable Mortgage Loan Requirements.

                  "Losses": Any claims, damages, liabilities, expenses, penalties, fines, forfeitures, actions, causes of action and judgments of any kind or nature whatsoever, including without limitation attorney's fees and costs, costs of investigation, defense, settlement and appeal, and disbursements. A "Loss" must be actual and out-of-pocket, and must not relate to indirect, consequential, administrative or overhead damages, liabilities, expenses and other amounts.

                  "Management Consultant":  Purchaser.

                  "Monthly Anticipated Purchase Price Adjustment Payment": Any net gain or loss attributable to the operations of the Acquired Division reflected on the Monthly Transition P&L Statement for the relevant month (or portion thereof) during the Transition Period without taking into account the Lease-Back Charges. In calculating the Monthly Anticipated Purchase Price Adjustment Payment, the Monthly Transition P&L Statement shall include and take into account the items set forth on attached Exhibit A-1, and shall not include nor take into account the items set forth on Exhibit A-2.

                  "Monthly Transition P&L Statement": An income statement for the Acquired Division with respect to the relevant month (or portion thereof) during the Transition Period. In the event that the Initial Closing Date does not occur as of the first day of a calendar month, a Monthly Transition P&L Statement shall be prepared with respect to the partial months in which the Initial Closing Date and Final Closing Date occur in addition to each full calendar month between the Initial Closing Date and Final Closing Date.

                  "Mortgage": The mortgage, deed of trust, security deed and/or other instrument that creates a first lien on real property which serves as collateral for a Note.

                  "Mortgage Loan": A loan made to a Mortgagor, evidenced by a Note, and secured by a Mortgage on a one-to-four family residential real property.

                  "Mortgage Loan Requirements": The (i) federal, state, local or foreign laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders or processes applicable to the processing, origination and servicing of the New and Existing Pipeline Applications, (ii) responsibilities and obligations set forth in any agreement between Seller and an Agency, Investor or Insurer, and (iii) requirements of an Investor, Agency or Insurer with respect to the processing or origination of the New and Existing Pipeline Applications.

                  "Mortgagor": The obligor(s) on a Note.

                  "New Pipeline Applications": Applications for Mortgage Loans taken by employees of Seller employed within the Acquired Division or approved brokers of Seller and entered onto Seller's pipeline tracking system during the Transition Period.

                  "Note": A written promise to pay a sum of money at a stated interest rate, which rate may be fixed or adjustable during the term of the obligation, executed by a Mortgagor and secured by a Mortgage.

                  "Operating Plan": The written plan attached hereto as Exhibit B setting forth the intended operations and activities of the Acquired Division during the Transition Period.

                  "Parent":  As defined in the preamble to this Agreement.

                  "Parties": Purchaser and Seller.

                  "Person":  An individual  or  individuals,  or a  partnership, joint venture, corporation, limited liability company, unincorporated association, government (or any agency or political subdivision thereof) or other entity.

                  "PMI": The default insurance provided by private mortgage insurance companies (otherwise known as private mortgage insurance) on a Mortgage Loan, if any.

                  "Production Assets": Collectively, the Tangible Assets, the Intangible Assets, the Subsequently Acquired Tangible Assets, the Subsequently Acquired Intangible Assets, the Contract Rights, the Leases, the Equipment Leases, the New Pipeline Applications, the Final Closing Date Sales Commitments and the Loan Files.

                  "Production Premium": An amount equal to twenty basis points (0.20%) multiplied by the original principal balance of all Mortgage Loans originated out of the Leased Premises and closed and funded from the Initial Closing Date up to (but not including) the first anniversary of the Initial Closing Date by and in the name of Seller (during the Transition Period) or by and in the name of Purchaser (after the Final Closing Date but before the first anniversary of the Initial Closing Date). The Production Premium will not take into account Mortgage Loans: (1) originated and registered as part of a state housing agency program; (2) originated at any of Seller's retail loan production offices that are not acquired by Purchaser hereunder; or (3) that are or historically have been purchased by one or more of Seller's Affiliates.

                  "Production Premium Cap": $9,100,000.00, representing twenty basis points (0.20%) multiplied by $4,550,000,000.00.

                  "Production Premium Floor": $4,900,000.00, representing twenty basis points (0.20%) multiplied by $2,450,000,000.00.

                  "Purchase Price": The amount payable by Purchaser to Seller as specified in Section 2.2 hereof and subject to adjustment as provided in Section 2.5 of this Agreement.

                  "Purchaser": As defined in the preamble to this Agreement.

                  "RHS": The Rural Housing Service of the U.S. Department of Agriculture, or any successor thereto.

                  "Sales Commitments": Initial Closing Date Sales Commitments and Final Closing Date Sales Commitments, collectively.

                  "Schedule": A schedule attached hereto or delivered or to be delivered pursuant to this Agreement. A Schedule may be provided in written or electronic format.

                  "Seller": As defined in the preamble to this Agreement.

                  "State Agency": Any state agency with authority to (i) regulate the businesses of Purchaser or Seller, as the case may be, including without limitation any state agency with authority to determine the investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by Purchaser or Seller, as the case may be, or
(ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.

                  "Subsequently Acquired Assets Payment Amount": The book value or other amount, as determined by the Parties, that represents the value of the Subsequently Acquired Tangible Assets and the Subsequently Acquired Intangible Assets, as of the Final Closing Date.

                  "Subsequently Acquired Intangible Assets": All of the computer software and other intangible assets owned or licensed by Seller as of the Final Closing Date that: (a) are located and used in the Leased Premises and related to the Acquired Division, (b) are not listed on the Initial Closing Date Intangible Assets Schedule, and (c) are listed on Schedule 4.1(h)-4 (which will be prepared by the Parties on or before the Final Closing Date and attached hereto). It is the intention of the Parties that the Subsequently Acquired Intangible Assets shall include relevant assets that inadvertently were left off of the Initial Closing Date Intangible Assets Schedule and that were acquired by the Acquired Division during the Transition Period in the ordinary course of business and in accordance with the Operating Plan.

                  "Subsequently Acquired Tangible Assets": All of the tangible personal property owned by Seller as of the Final Closing Date that: (a) are located and used in the Leased Premises and related to the Acquired Division,
(b) are not listed on the Initial Closing Date Tangible Assets Schedule, and (c) are listed on Schedule 4.1(h)-3 (which will be prepared by the Parties on or before the Final Closing Date and attached hereto). It is the intention of the Parties that the Subsequently Acquired Tangible Assets shall include relevant assets that inadvertently were left off of the Initial Closing Date Tangible Assets Schedule and that were acquired by the Acquired Division during the Transition Period in the ordinary course of business and in accordance with the Operating Plan.

                  "Tangible Assets": All of the tangible personal property owned by Seller as of the Initial Closing Date, which are located and used in the Leased Premises and related to the Acquired Division, and which are listed on

Schedule 4.1(h)-1. Schedule 4.1(h)-1 hereafter referred to as the "Initial Closing Date Tangible Assets Schedule."

                  "Transition Employees": As defined in Section 6.8(a).

                  "Transition Period": The period of time from the Initial Closing Date up to but not including the Final Closing Date.

                  "Transition Period Gain or Loss": The net gain or loss attributable to the operations of the Acquired Division reflected on the Transition P&L Statement for the entire Transition Period without taking into account the Lease-Back Charges. In calculating the Transition Period Gain or Loss, the Transition P&L Statement shall include and take into account the items set forth on attached Exhibit A-1, and shall not include nor take into account the items set forth on Exhibit A-2.

                  "Transition P&L Statement": An income statement for the Acquired Division with respect to the entire Transition Period.

                  "Transition Services Agreement": As described in Exhibit C.

                  "VA": The United States Department of Veterans Affairs, or any successor thereof.

                  "Warehouse Agreement": The agreement by and between Seller and Parent setting forth the terms and conditions of the warehouse financing facility provided by Parent to the Acquired Division, which agreement is attached as Appendix A to the Operating Plan.

                  "WARN": As defined in Section 6.12.

                  Section 1.2 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) The use of the singular form includes the plural, and the use of the plural form includes the singular.

                  (b) The use of any gender herein shall be deemed to include the other gender.

                  (c) The captions used in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope or content of this Agreement or any provision hereof.

                  (d) The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.

                  (e) The term "include" or "including" shall mean without limitation by reason of enumeration.

                  (f) Each reference to an "Article" of this Agreement shall include all Sections of such Article. Similarly, each reference to a Section shall include all subsections of such Section.

                  (g) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder.


                                   ARTICLE II
                           ACQUISITION; PURCHASE PRICE

                  Section 2.1   Acquisition; Assumption.

                  (a) New Production Division of Seller. As of the Initial Closing Date, Seller will cause all of the Production Assets that are acquired or to be acquired by Purchaser hereunder to be segregated in a newly formed division of Seller (the "Acquired Division"). The Parties agree that, from and after the Initial Closing Date, the books and records of Seller shall be maintained in a manner that (i) will accurately reflect the net gains and losses and other results of operations of the Acquired Division during the Transition Period, and (ii) is separate and apart from any and all other activities and operations of Seller. Utilizing such books and records, the Parties, within fifteen (15) days after the end of each month during the Transition Period, utilizing appropriate personnel of the Parties, jointly shall prepare and approve a Monthly Transition P&L Statement that will set forth the net gains and losses of the Acquired Division with respect to such month. In the event of a dispute regarding a Monthly Transition P&L Statement, the Parties shall work diligently to resolve such dispute as quickly as possible either by themselves or, if necessary, pursuant to the procedures set forth in Section 2.6 hereof.

                  (b) Production Assets. Upon the terms and subject to the conditions of this Agreement, the Production Assets shall be transferred from Seller to Purchaser as follows:

                           (i) On the Initial  Closing Date,  Seller shall sell,
transfer and assign to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest in and to the Tangible Assets and the Intangible Assets.

                           (ii) As promptly after the Initial Closing Date as is
reasonably practicable, Seller shall sell, transfer and assign to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest in and to the Contract Rights, the Leases and the Equipment Leases.

                           (iii) On the Final Closing  Date,  Seller shall sell,
transfer and assign to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest in and to the New Pipeline Applications, the Loan Files related thereto, the Final Closing Date Sales Commitments, the Subsequently Acquired Tangible Assets and the Subsequently Acquired Intangible Assets.

                           (iv) Upon each sale,  transfer and assignments of the
Production Assets hereunder, such Production Asset shall be free and clear of all liens, charges and encumbrances other than the Assumed Obligations.

                  (c) Assumptions. Other than as expressly set forth in Schedule 2.1(c) (the "Assumed Obligations"), Purchaser is not assuming, and shall not be responsible or liable for, in any way whatsoever, any liability or obligation of Seller.

                  Section 2.2 Calculation of Purchase Price. In full consideration for the purchase or other acquisition of the Production Assets, and upon the terms and subject to the conditions of this Agreement, Purchaser shall pay to Seller, subject to adjustment as provided in Section 2.5 below, the purchase price (the "Purchase Price"), which shall be calculated as follows:

                  (a)      The Asset Payment Amount,

PLUS              (b)      The Subsequently Acquired Assets Payment Amount,

PLUS              (c)      The Production  Premium, which must be at least equal
to the Production Premium Floor but not more than the Production Premium Cap,

PLUS              (d)      The Aggregate Locked Loan Profitability Amount,

PLUS/MINUS        (e)      The Transition Period Gain or Loss.

                  Section 2.3 Payment of Purchase Price. The Purchase Price shall be paid as follows:

                  (a) Initial Closing Date Payment. On the Initial Closing Date, Purchaser shall:

                           (i) Deposit  into Escrow  Three  Million Five Hundred
Thousand Dollars ($3,500,000.00) as an advance against the Production Premium, and

                           (ii) Pay to Seller One Million  Six  Hundred  Seventy
Thousand Eight Hundred Sixty-Nine Dollars
($1,670,869.00), representing one-half of the Asset Payment Amount.

                  (b) Aggregate Locked Loan Profitability Amount. On the ninetieth (90th) day after the Initial Closing Date, Purchaser shall pay to Seller an amount equal to the Aggregate Locked Loan Profitability Amount. Prior to any such payment being required pursuant to this Section 2.3(b), Purchaser shall have delivered to Seller, and Seller shall have reviewed and approved, the applicable Monthly Transition P&L Statements for the relevant time periods.

                  (c)      Escrow Payments.

                           (i) Transition Period Escrow Deposits.  Within thirty
(30) days following the last day of each month during the Transition Period, Seller shall deposit into Escrow the Monthly Anticipated Purchase Price Adjustment Payment associated with any net gain attributable to the Acquired Division for the relevant month, and Purchaser shall deposit into Escrow the Monthly Anticipated Purchase Price Adjustment Payment associated with any net loss attributable to the Acquired Division for the relevant month. Prior to any such deposit being required pursuant to this Section 2.3(c)(i), Purchaser shall have delivered to Seller, and Seller shall have reviewed and approved, the Monthly Transition P&L Statement for the relevant month as described in Section 2.1(a) above.

                           (ii)   Production    Premium   Payments   and   Final
Disbursement. On the thirtieth (30th) day following the last day of each of the first twelve (12) months following the Initial Closing Date, the Parties shall cause to be disbursed from the Escrow an amount equal to the Production Premium for such month. After the final monthly payment is made under this Section 2.3(c)(ii), if the total payments made under this Section 2.3(c)(ii) to Seller do not equal or exceed the Production Premium Floor, then the Parties shall cause such shortfall (up to but not exceeding the Production Premium Floor) to be disbursed from Escrow to Seller on the forty-fifth (45th) day after the first anniversary of the Initial Closing Date. If the Escrow does not contain enough money to make the payment required under this Section in any month, such shortfall shall be paid to the Seller by the Purchaser. If, at any time, the total payments made under this Section 2.3(c)(ii) plus the amount held in the Escrow equal or exceed the Production Premium Floor, then all such excess (and all additional amounts subsequently deposited into the Escrow) shall be paid to Purchaser. Notwithstanding anything in this Agreement to the contrary, no disbursement from Escrow (or other payment by Purchaser) shall be made under this Section 2.3(c)(ii) in excess of the Production Premium Cap.

                           (iii) Transition Period Settle Up. On the forty-fifth
(45th) day following the Final Closing Date, Purchaser shall present to Seller the Transition P&L Statement. Seller shall have ten (10) days following delivery of such statement by Purchaser to review and approve or object to the Transition P&L Statement. Based on Transition P&L Statement (and assuming Seller's approval thereof), (a) if all of the Monthly Anticipated Purchase Price Adjustment

Payments paid into Escrow by Seller were, in the aggregate, more than required to be paid as stated in the Transition P&L Statement, then the Parties shall cause such excess to be disbursed to Seller from the Escrow, (b) if all of the Monthly Anticipated Purchase Price Adjustment Payments paid into Escrow by Seller were, in the aggregate, less than required to be paid as stated in the Transition P&L Statement, then Seller shall cause such shortfall to be deposited into the Escrow, (c) if all of the Monthly Anticipated Purchase Price Adjustment Payments paid into Escrow by Purchaser were, in the aggregate, more than required to be paid as stated in the Transition P&L Statement, then the Parties shall cause such excess to be disbursed to Purchaser from the Escrow, and (d) if all of the Monthly Anticipated Purchase Price Adjustment Payments paid into Escrow by Purchaser were, in the aggregate, less than required to be paid as stated in the Transition P&L Statement, then Purchaser shall cause such shortfall to be deposited into the Escrow.

                           (iv)  Interest.  All interest and other earnings that
accrue under the Escrow shall be deposited in the Escrow, and disbursed in accordance with this Section 2.3(c).

                           (v)  Closing.  No later than five (5)  Business  Days
following the forty-fifth (45th) day after the first anniversary of the Initial Closing Date, the Parties shall take all appropriate action to close the Escrow and to cause to be disbursed to Purchaser all amounts, if any, in Escrow not required to be disbursed to Seller under this Section 2.3(c).

                           (vi)  Benefit  of  Parties.  All funds in the  Escrow
shall be deemed held for the benefit of Purchaser and Seller subject to the disbursement requirements stated in this Section 2.3(c).

                  (d) Final Closing Date Payment. On the Final Closing Date, Purchaser shall pay to Seller:

                           (i) One Million Six Hundred  Seventy  Thousand  Eight
Hundred Sixty-Nine Dollars ($1,670,869.00), representing the remaining one-half of the Asset Payment Amount, and

                           (ii) An  amount  equal to the  Subsequently  Acquired
Assets Payment Amount. Prior to Purchaser being required to make any payment pursuant to this Section 2.3(d)(ii), and prior to any sale and transfer of the Subsequently Acquired Assets, Seller shall have delivered to Purchaser, and each Party shall have reviewed and approved (which approval process shall take no longer than fifteen (15) days following the Final Closing Date), the
Subsequently Acquired Tangible Assets Schedule and the Subsequently Acquired Intangible Assets Schedule.

                  Section 2.4 Asset Lease-Back. Upon acquisition by Purchaser and transfer and assignment by Seller, all Tangible Assets, Intangible Assets, Contract Rights, Leases and Equipment Leases shall be leased back to Seller by Purchaser on a monthly basis for the remainder of the Transition Period for an amount determined as follows (such amount the "Lease-Back Charge"): (a) with regard to the Tangible Assets and Intangible Assets, Seller shall lease such items from Purchaser for the amount of their monthly depreciation, (b) with regard to the Contract Rights, Seller shall lease such items from Purchaser for the amount of all fees and charges (or allocated portions thereof) actually incurred by Purchaser in such month, and (c) with regard to the Leases and Equipment Leases, Seller shall lease such items from Purchaser for the amount of all Lease costs (or allocated portions thereof) actually incurred by Purchaser in such month.

                  Section 2.5  Adjustments.

                  (a) Correction of Errors. If any of the information used in calculating the Purchase Price shall be found by a Party to have been incorrect or incorrectly computed or the Purchase Price shall be found by a Party to have been otherwise calculated improperly, the Purchase Price shall be promptly and appropriately adjusted on the basis of the correct and proper information. Payment or reimbursement shall be promptly made by the appropriate Party after notice from the other Party hereto setting forth in reasonable detail the amount of such adjustment claimed and the basis for such adjustment.

                  (b) Interest on Post-Closing Adjustments. Any payments by any Party to the other Party pursuant to Section 2.5(a) shall bear interest at the federal funds rate published in The Wall Street Journal as in effect on the date such payment was initially due hereunder from such date to the date of payment.

                  Section 2.6 Dispute Resolution. The Parties agree to attempt in good faith to resolve any dispute between the Parties hereunder. If, notwithstanding such efforts, within thirty (30) days after one Party gives the other Party notice of the dispute (or ten (10) days if such dispute involves a Monthly Transition P&L Statement under Section 2.1(a) hereof), the Parties cannot resolve such dispute, the matter shall be submitted to an independent consulting, accounting or brokerage firm reasonably acceptable to both Parties that is knowledgeable in the area in which the dispute arises (the "Firm") whose determination shall be final and binding on the Parties. The Firm's determination may be entered as a judgment in any court having jurisdiction, subject only to challenges on the grounds set forth in the appropriate jurisdiction's statutes relating to the enforceability or appealability of binding arbitration, or the Firm's incorrect application of the substantive laws of the State of Texas. If the Firm is at any time unable or unwilling to serve in such capacity, the Parties shall in good faith select another firm which the Parties reasonably agree is knowledgeable and independent to serve as the "Firm" hereunder. The fees of the Firm shall be paid by the Party determined by the Firm to be the non-prevailing Party with respect to such dispute, and in the event that the Firm determines that the non-prevailing Party had no reasonable basis to raise such dispute or that the dispute was not raised in good faith, the non-prevailing Party also shall pay all costs and expenses (including all attorney and other professional fees) of the other Party in connection with such dispute. The Firm shall be chosen within ten (10) days after written notice by either Party to the other that a Firm be chosen to resolve the dispute. The Firm shall conduct a hearing of the dispute at a reasonably accessible location within Dallas, Texas and on a date of the Firm's choosing no less than ten (10) nor more than twenty (20) days after the Firm has agreed to participate in this matter. Any hearing may be held by conference telephone call if agreed by the Parties. The Firm shall render its decision within thirty (30) days after the hearing. All discovery issues shall be resolved by the Firm and shall be final. The Parties may use consultants and advisors to assist them and participate in the hearing. The Parties shall indemnify the Firm in connection with its services as long as the Firm acts in good faith and without gross negligence. The Parties shall enter into any retention and indemnification agreements as may be reasonably required by the Firm in connection with the performance of its duties under this Section 2.6 which are not inconsistent with the provisions of this Section 2.6. If the Parties cannot agree on the Firm, the Parties shall submit their dispute to the American Arbitration Association for resolution in accordance with its Commercial Arbitration Rules. Such arbitration shall be conducted in substantially the same manner as described in this Section 2.6. In the event that any dispute involves or is raised by the Parent, the Parent shall have all of the rights and obligations of the Seller under this Section 2.6, and in the event that any dispute involves or is raised by both the Parent and the Seller, the Parent and the Seller hereby designate the Seller as the entity through which all decisions related to this Section 2.6 shall be made and upon which the Purchaser may rely.


                                   ARTICLE III
                             CLOSING AND SETTLEMENT

                  Section 3.1 Closing. The closing hereunder shall take place beginning at 10:00 a.m. (Eastern time) on the Initial Closing Date, and shall, at Purchaser's option, be conducted either (a) by telephone, confirmed by letter, facsimile transmission or wire as the Parties shall agree, or (b) in person, at the offices of Weiner Brodsky Sidman Kider PC in Washington, D.C. The Parties also shall convene to memorialize the subsequent transfers and to close the transactions contemplated hereunder on the Final Closing Date at a mutually agreeable time on the Final Closing Date by telephone, confirmed by letter, facsimile transmission or wire as the Parties shall agree.

                  Section 3.2   Initial Closing Date Deliveries.

                  (a) Seller's Documents. On the Initial Closing Date, Seller shall deliver to Purchaser:

                           (i) A copy of the  resolutions  of each of the boards
of directors of Parent and Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an appropriate officer of Seller and Parent, as applicable;

                           (ii)  Certificates  of  incumbency of the officers of
Seller and Parent, respectively, dated as of the Initial Closing Date;

                           (iii)   One  or  more   certificates   signed  by  an
authorized officer of Seller, dated as of the Initial Closing Date, to the effect that (1) each of Seller's representations and warranties made in Article IV hereof are true and correct in all material aspects as of the Initial Closing Date and that all of the terms, covenants and conditions of this Agreement required to be complied with and performed by Seller at or prior to the Initial Closing Date have been duly complied with and performed in all material respects, and (2) the resolutions of each of the boards of directors of Parent and Seller delivered to Purchaser pursuant to this Section 3.2(a) have not been amended, modified, annulled or revoked and are in full force and effect as of the Initial Closing Date;

                           (iv) A  certificate  issued by the Secretary of State
of the State of Arizona stating that Seller is in good standing, which certificate is dated no earlier than ten (10) Business Days prior to the Initial Closing Date;

                           (v)  All  Schedules  and  Exhibits   required  to  be
delivered by Seller on the Initial Closing Date;

                           (vi) A bill of sale  transferring  to  Purchaser  the
Tangible Assets and the Intangible Assets, free and clear of all liens and encumbrances, as of the Initial Closing Date, which document shall be in the form of attached Exhibit D-1;

                           (vii)  A  bill  or  bills  of  sale  transferring  to
Purchaser the Leases, Equipment Leases and Contract Rights, free and clear of all liens and encumbrances (other than the Assumed Obligations), as of the Initial Closing Date or such other date or dates on which such items are transferred and assigned by Seller to Purchaser in accordance with the terms hereof, which document shall be in the form of attached Exhibit D-2. The bills of sale described in this paragraph (vii) shall, notwithstanding anything in this Section 3.2 to the contrary, be delivered by Seller to Purchaser on each date or dates on which such items are transferred and assigned by Seller to Purchaser;

                           (viii) The  originals  or true and correct  copies of
the agreements and leases and all amendments thereto giving rise to the Contract Rights, the Equipment Leases and the Leases. In the event that Seller cannot transfer and assign to Purchaser all Contract Rights, Equipment Leases and Leases on the Initial Closing Date, Seller shall deliver the documents required by this clause (viii) immediately following its receipt of any required Consents therefor;

                           (ix)  An  executed  copy of the  Transition  Services
Agreement;

                           (x)   The   preliminary   plan   for   the   Seller's
headquarters office in Phoenix, Arizona so that the Acquired Division and the Production Assets to be acquired by Purchaser are separated physically from the remainder of Seller and its operations.

                  (b) Purchaser's Documents. On the Initial Closing Date, Purchaser shall deliver to Seller:

                           (i) A  copy  of  the  resolutions  of  the  board  of
directors of Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an appropriate officer of Purchaser;

                           (ii)  Certificates  of  incumbency of the officers of
Purchaser dated as of the Initial Closing Date;

                           (iii)   One  or  more   certificates   signed  by  an
authorized officer of Purchaser, dated as of the Initial Closing Date, to the effect that (1) each of Purchaser's representations and warranties made in
Article V hereof are true and correct in all material respects as of the Initial Closing Date and that all of the terms, covenants and conditions of this Agreement required to be complied with and performed by Purchaser at or prior to the Initial Closing Date have been duly complied with and performed in all material respects, and (2) the resolutions of the board of directors of Purchaser delivered to Seller by Purchaser pursuant to this Section 3.2(b) have not been amended, modified, annulled or revoked and are in full force and effect as of the Initial Closing Date;

                           (iv) A  certificate  issued by the Secretary of State
of the State of Delaware stating that Purchaser is in good standing, which certificate is dated no earlier than ten (10) Business Days prior to the Initial Closing Date;

                           (v)  All  Schedules  and  Exhibits   required  to  be
delivered by Purchaser on the Initial Closing Date;

                           (vi)  An  executed  copy of the  Transition  Services
Agreement;

                           (vii)   The   preliminary   plan  for  the   Seller's
headquarters office in Phoenix, Arizona so that the Acquired Division and the Production Assets to be acquired by Purchaser are separated physically from the remainder of Seller and its operations;

                           (viii)  True and  correct  copies of the  Warehousing
Credit, Term Loan and Security Agreement between Purchaser and Residential Funding Corporation.

                  Section 3.3   Final Closing Date.

                  (a) Seller Deliveries. On the Final Closing Date, Seller shall deliver to Purchaser:

                           (i) One or more certificates  signed by an authorized
officer or representative of Seller, dated as of the Final Closing Date, to the effect that (1) each of Seller's representations and warranties made in Article IV hereof that are operative as of the Final Closing Date are true and correct in all material aspects as of the Final Closing Date, (2) all of the terms, covenants and conditions of this Agreement required to be complied with and performed by Seller at or prior to the Final Closing Date have been duly complied with and performed in all material respects, and (3) the resolutions of each of the boards of directors of Parent and Seller delivered to Purchaser pursuant to Section 3.2(a) have not been amended, modified, annulled or revoked and are in full force and effect as of the Final Closing Date;

                           (ii) A  certificate  issued by the Secretary of State
of the State of Arizona stating that Seller is in good standing, which certificate is dated no earlier than ten (10) Business Days prior to the Final Closing Date;

                           (iii) The originals or true and correct copies of the
agreements  and  all  amendments   thereto  giving  rise  to  the  New  Pipeline
Applications and the Final Closing Date Sales Commitments;

                           (iv)  The  original  Loan  Files  related  to the New
Pipeline Applications;

                           (v) A bill  of sale  transferring  to  Purchaser  the
Subsequently Acquired Tangible Assets and the Subsequently Acquired Intangible Assets, free and clear of all liens and encumbrances, as of the Initial Closing Date, which document shall be in the form of attached Exhibit D-3;

                           (vi)  All  Schedules  and  Exhibits  required  to  be
delivered by Seller on the Final Closing Date;

                           (vii) The final  plan for the  Seller's  headquarters
office in Phoenix, Arizona so that the Acquired Division and the Production Assets to be acquired by Purchaser are separated physically from the remainder of Seller and its operations.

                   (b)  Purchaser   Deliveries.   On  the  Final  Closing  Date,
Purchaser shall deliver to Seller:

                           (i) One or more certificates  signed by an authorized
officer of Purchaser, dated as of the Final Closing Date, to the effect that (1) each of Purchaser's representations and warranties made in Article V hereof that are operative as of the Final Closing Date are true and correct in all material respects as of the Final Closing Date, (2) all of the terms, covenants and conditions of this Agreement required to be complied with and performed by Purchaser at or prior to the Final Closing Date have been duly complied with and performed in all material respects, and (3) the resolutions of the board of directors of Purchaser delivered to Seller by Purchaser pursuant to Section 3.2(b) have not been amended, modified, annulled or revoked and are in full force and effect as of the Final Closing Date;

                           (ii) A  certificate  issued by the Secretary of State
of the State of Delaware stating that Purchaser is in good standing, which certificate is dated no earlier than ten (10) Business Days prior to the Final Closing Date;

                           (iii)  All  Schedules  and  Exhibits  required  to be
delivered by Purchaser on the Final Closing Date;

                           (iv) The  final  plan for the  Seller's  headquarters
office in Phoenix, Arizona so that the Acquired Division and the Production Assets to be acquired by Purchaser are separated physically from the remainder of Seller and its operations;

                           (v) Copies of all permits,  authorizations,  consents
and approvals of any governmental or regulatory authority required to be obtained by Purchaser as a condition to the lawful consummation by Purchaser of the transactions contemplated by this Agreement.


                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

                  Section 4.1A Initial and Final Closing Date Representations and Warranties of Seller. As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants as follows (it being acknowledged that each such representation and warranty is made to Purchaser as of the Initial Closing Date and the Final Closing Date, unless otherwise expressly provided herein):

                  (a) Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is duly qualified and in good standing to transact business in each jurisdiction in which such qualification is necessary, except where the failure to so qualify would not have a material adverse effect upon the business, assets or financial condition of Seller.

                  (b) Authority. Seller has all requisite power, authority and capacity to execute and enter into this Agreement and to perform the obligations required of Seller hereunder and under the other documents, instruments and agreements required to be executed by Seller pursuant hereto. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by Seller pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, have each been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a valid and legally binding agreement of Seller enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, conservatorship, receivership, moratorium and other laws affecting the rights of creditors generally and subject to general principles of equity, including without limitation those regarding the availability of specific performance.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement by Seller, its compliance with the terms hereof and consummation of the transactions contemplated hereby, will not violate, conflict with, result in a breach of, give rise to any right of termination, cancellation or acceleration, constitute a default under, be prohibited by or require any additional consent or approval (other than the Consents specified on Schedule 4.1(c), which will be obtained by Seller on or before the Final Closing Date) under (i) Seller's articles of incorporation or by-laws, (ii) any material contract, loan agreement, indenture, mortgage or other undertaking to which Seller is a party or by which Seller is bound or which affects the Production Assets, or (iii) any law, rule, regulation, ordinance, order, injunction, judgment or decree (including but not limited to the Mortgage Loan Requirements) applicable to Seller or to the Production Assets the effect of which violation or breach reasonably would be expected to have a material adverse effect upon Seller's ability to comply with its obligations under this Agreement or upon the business, operations or financial condition of Seller. Notwithstanding anything to the contrary in the introductory paragraph of this Section 4.1, the representations and warranties related to clauses (ii) and (iii) of this Section

4.1(c) shall not be deemed to have been made as of the Final Closing Date with respect to the loan origination activities of the Acquired Division during the Transition Period, unless such matter relates to an act or omission of Seller (acting through the Executive Committee or its board of directors) in material variance with the Operating Plan and Purchaser, within seven (7) days of its receipt of written notice thereof (which notice must be provided promptly to Purchaser by Seller), affirmatively notifies Seller of its objection thereto in writing.

                  (d) Consents.  There is no requirement applicable to Seller to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority, or any Agency, Investor or Insurer as a condition to the consummation by Seller of the transactions contemplated by this Agreement; provided, however, that the foregoing representation and warranty shall not be deemed to have been made as of the Final Closing Date to the extent that the requirement of such filing, permit, authorization, consent or approval arises from or relates to any act or omission of the Acquired Division that (i) is in material variance with the Operating Plan, and (ii) is taken without the approval or consent of the Executive Committee or Seller's board of directors.

                  (e) Compliance with Laws. Seller has complied with, is not in default under and no act or omission has occurred which reasonably could be expected to result in a violation of, any law, ordinance, requirement, regulation, rule, judgment, decree or order applicable to Seller, its operations, and employees (including without limitation the Employee Benefits and Employee-Related Matters), the violation of which reasonably would be expected to materially and adversely affect the Seller or its operations, employees or assets. The Seller (as it relates solely to the Acquired Division and the Production Assets) has not engaged in any unfair labor practice, created a hostile work environment, sexually harassed an employee or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. As it relates solely to the Acquired Division and to the Production Assets, there are no (A) unfair labor practice or harassment charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or, to the knowledge of the Seller, threatened against the Seller before any governmental entity nor, to the knowledge of the Seller, does any basis therefor exist; or
(B) existing or, to the knowledge of the Seller, threatened labor strikes, disputes, grievances, or controversies affecting the Seller (as it relates solely to the Acquired Division and the Production Assets), nor does any basis therefor exist. Notwithstanding anything to the contrary in the introductory paragraph of this Section 4.1, the representations and warranties contained in this Section 4.1(e) shall not be deemed to have been made as of the Final Closing Date with respect to the loan origination activities of the Acquired Division during the Transition Period, unless such matter relates to an act or omission of Seller (acting through the Executive Committee or its board of directors) in material variance with the Operating Plan and Purchaser, within seven (7) days of its receipt of written notice thereof (which notice must be promptly provided to Purchaser by Seller), affirmatively notifies Seller of its objection thereto in writing.

                  (f) Licenses, Permits and Approvals. Seller (i) has, and at all other relevant times had, all material federal, state and local licenses, permits, franchises and other authorizations, rights and privileges of governmental authorities, Agencies, Investors and Insurers required to permit it to own its properties and to conduct its business, including but not limited to any required state mortgage banking and real estate licenses, (ii) has not received any notice that revocation is being considered with respect to any of such required licenses, permits, or authorizations, (iii) is in compliance with all and has not violated in any material respect such licenses, permits and authorizations; and (iv) has timely filed all applications for renewal (on substantially the same terms and conditions) of any required licenses, permits and authorizations for which renewal applications must have been filed prior to the Initial Closing Date. There are no proceedings pending, or to the knowledge of Seller, threatened, that could reasonably be expected to result in the revocation, cancellation, modification, or suspension of any such required licenses, permits or authorizations. Without limiting the generality of the foregoing, Seller is an FHA approved mortgagee, a VA automatic lender, a GNMA issuer, a FNMA seller/servicer and a FHLMC seller/servicer, all in good standing and under no material disability to participate in the program for which Seller has obtained approval. Seller is an operating subsidiary of a federally chartered savings bank.

                  (g)  Litigation,  Investigations,  etc. Except as set forth on
Schedule 4.1(g), there is no claim, hearing, audit, defense, litigation, set-off, counterclaim, proceeding or governmental investigation (collectively "Litigation") pending or, to Seller's knowledge, threatened, or any order, injunction or decree outstanding or, to the knowledge of Seller, threatened, that pertains to or adversely affects (i) the Production Assets or (ii) the Seller's or its Affiliates' employee benefit plans relating to any Hired Employee, including, without limitation, any Litigation related to requirements associated with employment and employment practices, terms and conditions of employment, overtime pay or other wage and hour issues, failure to pay any form of compensation or employee benefit, race, sex, age or other discrimination, harassment, or other employee-related matters with respect to Hired Employees (such requirements, collectively, the "Employee-Related Matters").

                  (h) Title to Tangible Assets, Intangible Assets, etc. Schedules 4.1(h)-1 through 4.1(h)-4 set forth a list of each: Tangible Asset as of the Initial Closing Date, Intangible Asset as of the Initial Closing Date, Subsequently Acquired Tangible Asset as of the Final Closing Date and
Subsequently   Acquired   Intangible   Asset  as  of  the  Final  Closing  Date,
respectively. Except for the Assumed Obligations, Seller owns the Production Assets free and clear of all liens, claims, security interests and encumbrances whatsoever. Except for the Assumed Obligations, the documents selling, assigning, conveying and otherwise transferring the Production Assets will transfer the aforesaid items to Purchaser free and clear of all liens, encumbrances, security interests, rights, options and assignments whatsoever. All Subsequently Acquired Tangible Assets and Subsequently Acquired Intangible Assets have been used by Seller in accordance with all applicable license agreements and other requirements related thereto. Notwithstanding anything to the contrary in the introductory paragraph of this Section 4.1, the representations and warranties contained in this Section 4.1(h) shall be deemed to have been made as of the Initial Closing Date and as of the date on which each Production Asset is transferred and assigned to Purchaser hereunder.

                  (i) Sales Commitments. Schedules 4.1(i)-1 and 4.1(i)-2 set forth, as of the relevant date, a list of all Initial Closing Date Sales Commitments and Final Closing Date Sales Commitments, respectively, together with the name of the other party thereto, the type of commitment (i.e., mandatory, best efforts, etc.), the total amount of such commitment, the expiration date, and the types of Mortgage Loans covered thereby. The Final Closing Date Sales Commitments shall be assignable to Purchaser at the Final Closing Date and all necessary Consents therefor have been obtained in advance of the Final Closing Date. Copies of all Sales Commitments will have been provided by Seller to Purchaser prior to the Initial Closing Date and the Final Closing Date, as applicable. With respect to each Sales Commitment:

                           (i) Each mortgage loan delivery  commitment and Sales
Commitment is a legal, valid, binding and enforceable obligation of Seller and in full force and effect, and their transfer and assignment to Purchaser hereunder will not change their terms (other than the substitution of Purchaser's name for Seller's name as contracting party and other than the substitution of Purchaser's contact information for that of Seller with respect to notice provisions) following each Closing Date;

                           (ii) Neither Seller (nor, to Seller's knowledge,  the
other party to any mortgage loan delivery commitment and Sales Commitment) is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default on the part of Seller (or, to Seller's knowledge, on the part of the other party to the mortgage loan delivery commitment and Sales Commitment) or permit termination, modification or acceleration thereunder against Seller (or, to Seller's knowledge, against the other party to the mortgage loan delivery commitment and Sales Commitment); and

                           (iii) Seller has no dispute,  and has no knowledge of
any dispute by the other party to any mortgage loan delivery commitment or Sales Commitment, as to such commitment. There are no oral agreements in effect as to any such mortgage loan delivery commitment and Sales Commitment.

                  Notwithstanding anything to the contrary in the introductory paragraph of this Section 4.1, the representations and warranties contained in this Section 4.1(i) shall not be deemed to have been made as of the Final Closing Date with respect to the loan origination activities of the Acquired Division during the Transition Period, unless such matter relates to an act or omission of Seller (acting through the Executive Committee or its board of directors) in material variance with the Operating Plan and Purchaser, within seven (7) days of its receipt of written notice thereof (which notice must be provided promptly to Purchaser by Seller), affirmatively notifies Seller of its objection thereto in writing.

                  The information provided by Seller in Schedule 4.1(i)-1 shall be true, correct and complete as of February 14, 2003. Promptly following the Initial Closing Date, Seller shall deliver an updated Schedule 4.1(i)-1 containing information that is true, correct and complete as of the Initial Closing Date.

                  (j) Real Property. Other than real property acquired in the ordinary course of Seller's business through the foreclosure of residential mortgage loans, Seller does not own any real property. Notwithstanding anything to the contrary in the introductory paragraph of this Section 4.1, the representations and warranties contained in this Section 4.1(j) shall be deemed to have been made as of the date hereof, as of the Initial Closing Date and as of the date on which each Lease related to the Leased Premises is assigned to Purchaser.

                  (k) Broker Fees. Except for fees and commissions that may be paid by Seller to Stratmor Group and Tom Gleason at or prior to the Final Closing Date (for which Seller is solely responsible), neither Seller nor any person acting on Seller's behalf has (nor will it at any time hereafter have) any liability to any broker, finder or agent or has agreed (nor will it at any time hereafter agree) to pay any brokerage commission or financial advisory fee with respect to the transactions contemplated by this Agreement.

                  Section 4.1B Initial and Final Closing Date Representations and Warranties of Parent. As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Parent represents and warrants as follows (it being acknowledged that each such representation and warranty is made to Purchaser as of the Initial Closing Date and the Final Closing Date, unless otherwise expressly provided herein):

                  (a) Authority. Parent has all requisite power, authority and capacity to execute and enter into this Agreement and to perform the obligations required of Parent hereunder and under the other documents, instruments and agreements required to be executed by Seller and Parent pursuant hereto. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by Seller and Parent pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, have each been duly and validly authorized by all necessary corporate action on the part of Parent. This Agreement constitutes a valid and legally binding agreement of Parent enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, conservatorship, receivership and moratorium laws, laws affecting the rights of parties contracting with insured depository institutions, and other laws affecting the rights of creditors generally, and subject to general principles of equity, including without limitation those regarding the availability of specific performance.

                  Section 4.2 Initial Closing Date Representations and Warranties. As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants as follows (it being acknowledged that, unless otherwise expressly provided herein, each such representation and warranty is made to Purchaser (i) as of the Initial Closing Date, and (ii) as of the Final Closing Date if an act or omission of Seller (acting through the Executive Committee or its board of directors) was in material variance with the Operating Plan and Purchaser, within seven (7) days of its receipt of written notice thereof (which notice must be provided promptly to Purchaser by Seller), affirmatively notifies Seller of its objection thereto in writing:

                  (a) Compliance. Seller has complied in all material respects with all applicable Mortgage Loan Requirements with respect to Seller's operations and activities, including without limitation the origination, processing, underwriting and credit approval of the Existing Pipeline Applications, such as, among others, (a) those laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, and (b) the handbooks and guides (including without limitation selling and servicing guides) of and contracts with any Investor. Without limiting the generality of the foregoing, the documentation in connection with the origination, processing, underwriting and credit approval of the Existing Pipeline Applications satisfied in all material respects applicable Mortgage Loan Requirements in effect at the time such Existing Pipeline Applications were prepared and processed by Seller.

                  (b) No Default, Breach or Violation. There is no default, breach or violation existing under any Existing Pipeline Application, and no event known to Seller and not disclosed to Purchaser which with the passage of time or with notice and the expiration of any grace or cure period would constitute such default, breach or violation; and Seller has not waived any such default, breach or violation.

                  (c) Books and Records; Loan Files. Seller has kept and maintained books and records that are accurate in all material respects in connection with the origination, processing, underwriting and credit approval of the Existing Pipeline Applications. The information contained in each Loan File with respect to the Existing Pipeline Applications, and other documents upon which underwriters generally rely (such as verification of employment) are, in all material respects, complete and accurate and are in compliance with all applicable Mortgage Loan Requirements.

                  (d) No Amendments. Except as described in the relevant Loan File, Seller has not agreed to any modification of any Existing Pipeline
Application. Each such modification has been made in accordance with all applicable Mortgage Loan Requirements.

                  (e) Existing Pipeline Applications. Schedule 4.2(e) will set forth, as of the Initial Closing Date, the name and address of each potential borrower who has submitted an Existing Pipeline Application for review, provided that the Existing Pipeline Application is then in force and has not resulted in a closed loan, the name of the employee responsible for taking the Existing Pipeline Application, the name of the related Investor, if any, the type of loan program, the rate and discount charges which Seller has committed to the related borrower, the expected loan amount and, if known, closing date, and whether the Existing Pipeline Application has been approved by Seller. In the case of any of the Existing Pipeline Applications that have been approved by Seller, there are and will be no terms or conditions under the reasonable control of Seller that will prevent Purchaser from timely making any required redisclosures or otherwise complying with all applicable Mortgage Loan Requirements, provided that Purchaser acts in accordance with normal mortgage banking standards and procedures. Each Mortgage Loan resulting from the funding of an Existing Pipeline Application will be deliverable under an Initial Closing Date Sales Commitment or another sales commitment obtained by Seller in the ordinary course of business after the Initial Closing Date. The information provided by Seller in Schedule 4.2(e) shall be true, correct and complete as of February 14, 2003. Promptly following the Initial Closing Date, Seller shall deliver an updated
Schedule 4.2(e) containing information that is true, correct and complete as of the Initial Closing Date.

                  (f) Leases and Equipment Leases. Attached hereto as Schedules 4.2(f), 4.2(f)-1 and 4.2(f)-2 are correct and complete lists of the Leased Premises, the Leases and Equipment Leases, respectively. Schedules 4.2(f)-1 and

4.2(f)-2 set forth, as applicable, the name of the lessor, the property or equipment leased or service provided, the lease rate or rent and the remaining term. Copies of the Leases and the Equipment Leases have been provided by Seller to Purchaser prior to the Initial Closing Date. With respect to each such Lease and Equipment Lease:

                           (i) The lease  agreement is a legal,  valid,  binding
and enforceable obligation of Seller and in full force and effect, and its transfer and assignment to Purchaser hereunder will not change its terms (other than the substitution of Purchaser's name for Seller's name as contracting party and other than the substitution of Purchaser's contact information for that of Seller with respect to notice provisions) following each Closing Date;

                           (ii) Neither Seller (nor, to Seller's knowledge,  the
other party to the lease agreement) is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default on the part of Seller (or, to Seller's knowledge, on the part of the other party to the lease agreement) or permit termination, modification or acceleration thereunder against Seller (or, to Seller's knowledge, against the other party to the lease agreement); and

                           (iii) Seller has no dispute,  and has no knowledge of
any dispute by the other party to the lease agreement, as to such lease agreement. There are no oral agreements in effect as to such lease agreement.

                  (g) Contract Rights. Schedules 4.2(g) sets forth a list of the agreements giving rise to the Contract Rights. Copies of all such agreements will have been provided by Seller to Purchaser prior to the Initial Closing Date. With respect to each such agreement:

                           (i) The  agreement  is a legal,  valid,  binding  and
enforceable obligation of Seller and in full force and effect, and its transfer and assignment to Purchaser hereunder will not change its terms (other than the substitution of Purchaser's name for Seller's name as contracting party and other than the substitution of Purchaser's contact information for that of Seller with respect to notice provisions) following each Closing Date;

                           (ii) Neither Seller (nor, to Seller's knowledge,  the
other party to the agreement) is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default on the part of Seller (or, to Seller's knowledge, on the part of the other party to the agreement) or permit termination, modification or acceleration thereunder against Seller (or, to Seller's knowledge, against the other party to the agreement); and

                           (iii) Seller has no dispute,  and has no knowledge of
any dispute by the other party to the agreement, as to such agreement. There are no oral agreements in effect as to such agreement.

                  (h) Financial Statements. Schedule 4.2(h) contains true, correct and complete copies of the balance sheets of Seller as of December 31, 2001 (audited) and December 31, 2002 (unaudited), and the related statements of income for the years ended 2001 and 2002 (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of Seller, have been prepared consistent with past practices, have been prepared in accordance with GAAP (except that the unaudited Financial Statements do not contain notes required by GAAP) and present fairly in all material respects the financial position of the Seller on the dates of such statements and the results of operations for the periods covered. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated.

                  (i) Statements Made. None of (i) the representations or warranties of the Seller contained herein; (ii) the information contained in the Seller's Schedules hereto and (iii) the other information or documents furnished to the Purchaser or any of its representatives or agents by Seller, Parent or their respective representatives or agents, is or will be false or misleading in any material respect or omits or will omit to state a fact herein or therein required to be stated or necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future is likely to adversely affect the Seller (as it relates to the Acquired Division) in any material respect which has not been disclosed to the Purchaser in this Agreement or the Schedules hereto.

                  (j) Environmental, Health and Safety.

                           (i) As to any real  property  that is the  subject of
any Lease, and as to the period of time of Seller's lease of such property, with respect to such Leased Premises, Seller has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state or local government (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Seller or relating to the Leased Premises alleging any failure to comply with such laws or regulations. During the term of Seller's lease of such property, with respect to the Leased Premises and to Seller's knowledge, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste was buried, stored (in violation of law), spilled, leaked, discharged, emitted or released. Pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste shall be as those terms are identified and defined in the comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substance Control Act of

1976,  the  Refuse  Act  of  1989,  or  the  Emergency  Planning  and  community
Right-to-Know Act of 1986 (each as amended), or any other law or rule or regulation thereunder (hereinafter referred to as "Hazardous Material").

                           (ii) As to any  predecessors  in interest to any real
property that is the subject of any Lease, to Seller's knowledge, no Hazardous Material has ever been buried, stored, spilled, leaked, discharged, emitted or released, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced for failure to comply with any laws or regulations concerning the environment, public health and safety, including but not limited to those federal acts listed in the previous subsection.

                           (iii) With  regard to any real  property  that is the
subject of any Lease, there are no violations, in any material respect, of the Americans With Disabilities Act.

                           (iv) Notwithstanding  anything to the contrary in the
introductory paragraph of this Section 4.2, the representations and warranties contained in this Section 4.2(j) shall be deemed to have been made as of the date hereof, as of the Initial Closing Date and as of the date on which each Lease related to the Leased Premises is assigned to Purchaser.

                  (k) Employee Matters. Schedule 4.2(k) sets forth, with respect to each Hired Employee, an accurate and complete list of (i) all information contained on Seller's employee census and payroll data report, (ii) all Hired Employees with whom Seller is a party to an employment, compensation or other similar agreement (attached to Schedule 4.2(k) shall be copies of all such agreements), and (iii) all severance and other payments that have accrued or should have accrued as of the Initial Closing Date as a result of the termination of employment of any Hired Employee or in connection with the consummation of the transactions contemplated herein. Other than as set forth on
Schedule 6.8(a)-1, there are no Accrued Consideration and Benefits. Seller is not and shall not be liable or otherwise responsible for any sick leave or vacation leave that has accrued during any year prior to 2003. The information provided by Seller in Schedule 4.2(k) shall be true, correct and complete as of February 14, 2003, and the information provided by Seller in Schedule 6.8(a)-1 shall be true, correct and complete as of January 31, 2003 with respect to matters related to accrued commissions and as of February 14, 2003 with respect to all other relevant matters. Promptly following the Initial Closing Date,
Seller shall deliver updated Schedules 4.2(k) and 6.8(a)-1 containing information that is true, correct and complete as of the Initial Closing Date.

                  (l) Tangible and Intangible Assets. All of the Tangible Assets and Intangible Assets that are transferred and assigned by Seller to Purchaser on the Initial Closing Date are sufficient to operate the business and affairs of the Acquired Division in the ordinary course and consistent with the manner it was conducted prior to the Initial Closing Date. All such Tangible Assets and Intangible Assets have been used by Seller in accordance with all applicable license agreements and other requirements related thereto.

                  (m) Unions. The Seller has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Seller are represented by any union, labor organization or collective bargaining unit. To the knowledge of the Seller, the employees of the Seller have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

                  (n)  Absence  of  Certain  Changes.  Except  as set  forth  in
Schedule 4.2(n), from December 31, 2002 to the Initial Closing Date, the Seller (with respect to the Acquired Division only) has not:

                           (i) suffered any material adverse change,  whether or
not caused by any deliberate act or omission of the Seller or the Parent, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects or that would materially and adversely impact its Financial Statements;

                           (ii) incurred any  indebtedness for borrowed money or
issued or sold any debt securities except in the ordinary course of business;

                           (iii)  incurred  or  discharged  any  liabilities  or
obligations except in the ordinary course of business;

                           (iv) mortgaged,  pledged or subjected to any security
interest, lien, lease or other charge or encumbrance any of its properties or assets except in the ordinary course of business;

                           (v) suffered any damage or  destruction to or loss of
any assets (whether or not covered by insurance) that has adversely affected, or could adversely affect, its business;

                           (vi) acquired or disposed of any assets except in the
ordinary course of business;

                           (vii)  written up or written down the carrying  value
of any of its assets;

                           (viii) changed any accounting principles,  methods or
practices previously followed or changed the costing system or depreciation methods of accounting for its assets;

                           (ix)  waived  any  material  rights or  forgiven  any
material claims;

                           (x) lost, terminated or experienced any change in its
relationship with any Hired Employee, customer or supplier, which termination or change has materially and adversely affected, or could materially and adversely affect, its business or assets;

                           (xi)  entered into any  agreement  with any person or
group, or modified or amended in any material respect the terms of any such existing agreement except in the ordinary course of business;

                           (xii) entered  into,  adopted or amended any Employee
Benefit Plan; or

                           (xiii)   entered   into  any  other   commitment   or
transaction or experienced any other event that would reasonable be expected to materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Production Division.

                  (o) Tax Matters.

                           (i) All required  foreign federal,  state,  local and
other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment tax returns) of Seller have been accurately prepared in all material respects and duly and timely filed, and all foreign, federal, state, local and other taxes, interest, penalties and additions to tax required to be paid with respect to the periods covered by such returns have been paid, except for taxes being accrued and protested or not being paid in good faith and disclosed in Schedule 4.2(o)(i). Seller has not been delinquent in the payment of any tax, assessment or governmental charge.

                           (ii)  Except  as set  forth in  Schedule  4.2(o)(ii),
Seller has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. No tax audit, action, suit, proceeding, investigation or claim is now pending nor, to the knowledge of the Seller, threatened against Seller.

                           (iii)  Seller has  withheld  or  collected  from each
payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and have paid the same to the proper tax receiving officers or authorized depositories.

                  (p) Condition of Assets. All facilities, machinery, equipment, fixtures, vehicles and other properties that are a part of the Production Assets acquired by Purchaser hereunder are in good operating condition and repair, normal wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used. Immediately prior to the Initial Closing Date, Seller will own, and have legal rights to use as currently used in its business, the Production Assets.

                  (q) Certain Payments. Neither the Seller (as it relates to the Acquired Division) nor any director, officer, manager or employee of the Seller (as it relates to the Acquired Division) has paid or caused to be paid, directly or indirectly, in connection with the business of the Seller (as it relates to the Acquired Division): (i) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (ii) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).


                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Section 5.1 General Representations and Warranties. As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants as follows (it being acknowledged that each such representation and warranty is made to Seller as of the Initial Closing Date and, except as otherwise stated, the Final Closing Date):

                  (a) Organization. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified and in good standing to transact business in each jurisdiction in which such qualification is necessary, other than those jurisdictions where the failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of Purchaser.

                  (b) Authority. Purchaser has all requisite corporate power and authority and capacity to execute and enter into this Agreement and to perform the obligations required of it hereunder and under the other documents, instruments and agreements required to be executed by Purchaser pursuant hereto. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by Purchaser pursuant hereto, and the consummation of the transactions contemplated hereby, and thereby, have each been duly and validly authorized by all necessary action. This Agreement constitutes a valid and legally binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, conservatorship, receivership, moratorium and other laws affecting the rights of creditors generally and subject to general principles of equity, including without limitation those regarding the availability of specific performance.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement by Purchaser, its compliance with the terms hereof and the consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, give rise to any right of termination, cancellation or acceleration, constitute a default under, be prohibited by or require any additional approval (except for the Consents specified on Schedule 5.1(c), which will be obtained by Purchaser on or before the Final Closing Date) under (i) Purchaser's organizational documents, (ii) any material contract, loan agreement, indenture, mortgage or other undertaking to which it is a party or by which it is bound or (iii) any law, rule, regulation, ordinance, order, injunction or decree applicable to it the effect of which violation or breach reasonably would be expected to have a material adverse effect upon Purchaser's ability to comply with its obligations under this Agreement or upon the business, operations or financial condition of Purchaser.

                  (d) Compliance with Laws. Purchaser is not in default under and has not violated any applicable law, ordinance, requirement, regulation, rule or order applicable to its business or properties, the violation of which reasonably would be expected to materially and adversely affect Purchaser or its operations, employees or assets.

                  (e) Consents. There is no requirement applicable to Purchaser to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by Purchaser of the transactions contemplated by this Agreement, other than those Consents set forth on Schedule 5.1(c) and obtained by Purchaser on or before the Final Closing Date.

                  (f) Broker Fees. Neither Purchaser nor any Person acting on Purchaser's behalf has (nor will it at any time hereafter have) any liability to any broker, finder or agent or has agreed (nor will it at any time hereafter agree) to pay any brokerage commission or financial advisory fee with respect to the transactions contemplated by this Agreement. Notwithstanding the foregoing, Purchaser shall pay and be solely responsible for any consideration due Samco Corp. in facilitating this transaction.

                  (g) Litigation, Investigations, etc. There is no claim, defense, litigation, set-off, counterclaim, proceeding or governmental investigation pending or, to Purchaser's knowledge, threatened, or any order, injunction or decree outstanding or, to the knowledge of Purchaser, threatened, that pertains to or adversely affects the Purchaser.

                  (h) Statements Made. None of (i) the representations or warranties of the Purchaser contained herein; (ii) the information contained in Purchaser's Schedules hereto and (iii) the other information or documents furnished to the Seller or any of its representatives or agents by Purchaser or its representatives or agents, is or will be false or misleading in any material respect or omits or will omit to state a fact herein or therein required to be stated or necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future is likely to adversely affect the Purchaser (as it relates to the Production Assets) in any material respect which has not been disclosed to the Seller in this Agreement or the Schedules hereto.

                  (i) Financial Condition. Schedule 5.1(i) contains a true, correct and complete copy of the balance sheet of Purchaser as of the Initial Closing Date (unaudited). Such balance sheet has been prepared in accordance with GAAP and presents fairly in all material respects the financial position of the Purchaser on the date thereof.

                  Section 5.2 Mortgage Banking Representations and Warranties. As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants as follows (it being acknowledged that each such representation and warranty is made to Seller as of the Final Closing Date):

                  (a) Licenses, Permits and Approvals. Purchaser has all federal, state and local material licenses, permits, and other authorizations of governmental authorities used or required in the conduct of its business with respect to the Production Assets, including but not limited to any required state mortgage banking and real estate licenses, and Purchaser has not received any notice that revocation is being considered with respect to any of such required licenses, permits, or authorizations.


                                   ARTICLE VI
                                    COVENANTS

                  Section 6.1 Cooperation. Each of the Parties shall use its reasonable best efforts to file and prosecute any required regulatory applications and take other reasonable and appropriate action to consummate the transactions contemplated by this Agreement and the Transition Services Agreement as promptly as possible. To the extent reasonably possible, the Parties shall cooperate with and assist each other, as requested, in carrying out the purposes of this Agreement and in connection with Purchaser's filing and obtaining mortgage banking licenses and approvals from FNMA, FHLMC, GNMA, HUD, VA, RHS (if desired) and applicable state authorities, and they shall comply with all material laws and Mortgage Loan Requirements in connection therewith.

In all cases where there is a conflict between the applicable laws and Mortgage Loan Requirements and any provisions of this Agreement and the Transition Services Agreement, the applicable laws and Mortgage Loan Requirements shall take precedence.

                  Section 6.2 Material Assurances. Each Party covenants and agrees with the other Party that it will, whenever and as often as reasonably requested so to do by such other Party or its successors and assigns, do, execute, acknowledge and deliver any and all such other and further acts, assignments, limited powers of attorney, acknowledgments, acceptances and any instruments of further assurance, approvals and consents as such other Party or its successors and assigns, may hereinafter reasonably deem necessary or proper in order to complete and perfect the conveyances contemplated hereby.

                  Section 6.3 Operating Plan. Seller, Purchaser and Parent shall comply with the Operating Plan in accordance with its terms.

                  Section 6.4   Consents.

                  (a) General. Each of Seller and Purchaser shall prepare and submit all documentation necessary to obtain the Consents and regulatory licenses and approvals required to be obtained by it. Purchaser and Seller shall cooperate in good faith in connection with obtaining the Consents and such regulatory licenses and approvals. Each of Seller and Purchaser shall use its reasonable efforts to obtain the Consents and such regulatory licenses and approvals as soon as possible following the date hereof but in no event later than the Final Closing Date. Seller shall take all commercially reasonable steps to assure that Purchaser can, on and after the Initial Closing Date or Final Closing Date, as appropriate, control and operate the Production Assets for which any required Consent has not been received prior to or on the Initial Closing Date or Final Closing Date, as appropriate, such as through an appropriate sublease or other financial undertaking, without material adverse modification to the rights of Purchaser that would have accrued to Purchaser had such Consent been obtained and without cost or expense to Purchaser (other than the costs and expenses incurred by Purchaser (including professionals' fees and expenses) in connection with the review of such Consent).

                  (b) Form of Consents. The requests for Consent to, or notices of, the intended transfer to Purchaser of the Tangible Assets, Intangible Assets, Contract Rights, Leases, Equipment Leases and New Pipeline Applications, as applicable, shall be in a form reasonably acceptable to Seller and Purchaser. The assignment of each Final Closing Date Sales Commitment shall be in such form as is ordinarily utilized by the issuer of such Final Closing Date Sales Commitment or, if none, in a form reasonably acceptable to Seller and Purchaser.

                  Section 6.5 Further Information. Seller shall furnish Purchaser such incidental information relating to the Production Assets, which is reasonably available to Seller, supplementary to the information contained in the documents and Schedules delivered pursuant hereto, as Purchaser may reasonably request.

                  Section 6.6 Access to Documents, Files, Records, Personnel, etc. From the date hereof to the Final Closing Date, Purchaser and its attorneys, accountants, consultants and other representatives shall have reasonable access to the Production Assets, the Assumed Obligations and Seller's books, records and accounts with respect to the Production Assets, and to employees, attorneys, accountants, consultants and other representatives of Seller related to the Production Assets, during normal business hours, after reasonable notice and without disrupting Seller's business and activities. Purchaser's access hereunder shall not evidence that the Seller has complied or failed to comply with any of its representations, warranties or covenants under this Agreement.

                  Section 6.7 Certain Claims. The Parties acknowledge that certain actions of third parties during the Transition Period could adversely impact the Production Assets. As such, at Purchaser's request and at Purchaser's sole cost and expense, Seller agrees that it will enforce all rights and remedies reasonably available to Seller that relate to the Production Assets or permit Purchaser to enforce Seller's rights and remedies in Seller's name pursuant to a mutually acceptable subrogation arrangement.

                  Section 6.8   Seller's Employees.

                  (a) Purchaser shall deliver to Seller a list, on the Initial Closing Date on Schedule 6.8-1, of those employees to whom it intends to extend offers of employment ("Hired Employees"). The Parties recognize that certain other employees of Seller may be needed to perform certain services during all or part of the Transition Period, and a list of those employees shall be delivered to Seller by Purchaser on the Initial Closing Date on Schedule 6.8-2 ("Transition Employees"). With respect to the Transition Employees, Purchaser shall be responsible for offering and paying any "stay" bonus with respect to the Transition Period if and to the extent that Purchaser determines to pay any "stay" bonus, and Seller shall be responsible for paying any and all severance and other payments that may be due as a result of the transactions contemplated herein. Purchaser intends to extend offers of employment to the Hired Employees on substantially the same terms as such employees had with Seller immediately prior to the Final Closing Date. If Purchaser determines, during the Transition Period, that it does not wish to extend, or that it wishes to rescind, an offer of employment to one or more Hired Employees, then Purchaser shall be responsible for paying any and all severance and other payments that have accrued or will accrue from and after the Initial Closing Date that may be due as a result of the termination of his or her employment or as a result of the consummation of the transactions contemplated herein. Seller shall take no action that reasonably would be expected to prevent any employee from accepting employment with Purchaser (for instance, Seller shall not disparage Purchaser or the Acquired Division, their respective employees or management, or their respective business plans). Except as specified in this Agreement, Purchaser will not assume and will have no obligation with respect to any employee bonus, retirement, pension, profit sharing, incentive, deferred compensation, medical, retiree medical, retiree life, other insurance plan, employee severance, vacation or sick leave plan or policy or other employee benefit plan of Seller of any kind (collectively, "Employee Benefit Plans"). Purchaser shall have no responsibility for any Accrued Consideration and Benefits. However, Purchaser agrees to use commercially reasonable efforts to give to each employee of Seller who is hired by Purchaser on the Final Closing Date credit for past service with Seller for purposes of participation in and vesting with respect to any employee, retirement, pension, profit sharing, bonus, incentive, deferred compensation, medical, vacation, sick leave or other employee benefit plan of Purchaser in which such employee may be eligible to participate, and, in connection therewith, Purchaser shall, to the extent prudent under applicable law, permit each Hired Employee the option to obtain such past service credit for accrued vacation leave or to accept payment from Seller for such accrued vacation leave (in which case, no past service credit shall be provided by Purchaser to such Hired Employee). However, Purchaser will not be required to establish or adopt any employee benefit plan or policy to accommodate Seller's employees. Purchaser shall take commercially reasonable steps to waive any applicable waiting period and pre-existing condition exclusions related to any newly established ss.401(k) plan and health insurance benefits. Purchaser shall adopt a vacation and sick leave plan substantially similar to that applicable to Seller's employees prior to the Initial Closing Date. Purchaser is not, and shall not be deemed to be, a successor employer to Seller or any affiliate thereof with respect to any employee benefit plan of Seller; and no plan adopted or maintained by Purchaser after the Final Closing Date is or shall be deemed to be a "successor plan" (as such term is defined in Section 4021(a) of the Employee Retirement Income Security Act). Purchaser shall notify Seller: (i) when Purchaser, after the Final Closing Date, offers health insurance benefits to the Hired Employees that Purchaser actually hires, and (ii) if such health insurance benefits exclude pre-existing conditions.

                  (b) Except as specified in Section 6.8(a) above, Seller shall be responsible for all other costs and expenses relating to its employees (including, but not limited to, the Hired Employees and the Transition Employees) if such cost or expense arises or accrues on or before the Final Closing Date, including but not limited to salaries and other compensation, accrued vacation pay, bonuses that are payable for or relate to the period to and including the Final Closing Date, fringe benefits, pension, health and other amounts. With respect to the Hired Employees, Seller and its affiliates shall
(i) fully vest all participants in the Seller's ss.401(k) Plan and make whatever distributions to participants in those plans as are permitted by law and (ii) provide notices concerning eligibility for continuation health coverage under all applicable health plans pursuant to Internal Revenue Code ss.4980B to eligible employees and family members and provide such individuals with the opportunity to elect to continue their health coverages under the applicable Seller or affiliate health and cafeteria plans, but only as to those employees requiring such protections.

                  (c) Seller and Parent shall cause all employee benefit plans described in paragraphs (a) and (b) of this Section 6.8 to remain in place during the Transition Period so as to allow the Hired Employees and Transition Employees to continue to enjoy all such benefits during the Transition Period in the same manner as they had prior to the Transition Period; provided, however, that Seller and Parent may modify any such employee benefit plan if all employees of Seller, Parent and their respective affiliates are treated in the same manner with regard to such plan modification; and provided further, however, that no material employee benefit plan may be eliminated by Seller or Parent prior to the Final Closing Date.

                  Section 6.9 Processing Pipeline Applications. On the Final Closing Date, Seller shall assign to Purchaser all of the Loan Files and all other documents in its possession pertinent to the New Pipeline Applications and the Final Closing Date Sales Commitments. Purchaser agrees to use commercially reasonable efforts to close New Pipeline Applications in the ordinary course of business, with due regard for any Purchaser requirements that may be applicable to it (e.g., redisclosure and underwriting).

                  Section 6.10   Noncompetition.

                  (a) Seller and Parent each covenant and agree that it shall not (and shall cause the other not to) engage in, and shall cause its (and the other's) Affiliates not to engage in, directly or indirectly, for the two (2) year period following the Initial Closing Date, the retail or wholesale single-family mortgage origination business in the states or other jurisdictions in which the Acquired Division operates or is located as of the Initial Closing Date, including but not limited to serving as an officer, director, proprietor, employee, agent, consultant, partner, member, shareholder or investor (other than as a passive investor in less than one percent (1%) of the outstanding capital stock of a publicly traded corporation). Seller and Parent further covenant and agree that during the two (2) year period following the Initial Closing Date, Seller and Parent will not (and will cause the other not to), and shall cause its (and the other's) Affiliates not to, directly or indirectly, hire any of the employees designated in Section 6.8 as Hired Employees. Notwithstanding anything in this Section 6.10 to the contrary, this covenant shall not prohibit or limit (A) the operations of the Acquired Division during the Transition Period or (B) the Parent or the Seller or its or their Affiliates from engaging, currently or in the future, in the retail or wholesale mortgage origination business in any geographic location, including but not limited to serving as an officer, director, proprietor, employee, agent, consultant, partner, member, shareholder or investor of another entity, in order to comply with (1) applicable laws, rules, or regulations, (2) any directive, order, agreement or commitment, formal or informal, with the Parent's or Seller's primary federal banking regulator, or (3) any order, agreement or commitment, formal or informal, with any third party, provided such order, agreement or commitment is undertaken or entered into in order to facilitate resolution of any supervisory or regulatory concern of the Parent, the Seller or any Affiliate of theirs, and provided further that, if the Parent, the Seller or any Affiliate of theirs believes it is appropriate in its sole discretion to do so, Seller shall provide Purchaser advance notice of such order, agreement or commitment and an opportunity to comment therein.

                  (b) Notwithstanding anything to the contrary in Section 6.10(a), the two-year restriction period contained in Section 6.10(a) shall expire on the date on which a Change of Control (as defined in this Section 6.10(b) below) occurs; provided, however, that regardless of when a Change of Control occurs, the restrictions contained in Section 6.10(a) shall continue in effect for no less than six (6) months following the Initial Closing Date. For purposes of this Section 6.10, a Change of Control shall mean any of the following (other than as a result of a public offering of shares of Parent or Matrix Bancorp, Inc.): any transaction (which shall include a series of related transactions or a transaction occurring pursuant to a plan) that has the result that the present shareholders of Parent or of Matrix Bancorp, Inc., respectively, cease to own or control (individually or collectively) more than 50% of (x) the voting stock of Parent or Matrix Bancorp, Inc., respectively, or
(y) any entity that results from the participation of Parent or Matrix Bancorp, Inc. in a consolidation, merger or other similar form of corporate transaction.

                  (c) Each of Seller and Parent hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 6.10 are reasonable and are no broader than are necessary to protect the legitimate business interests of Purchaser.

                  (d) Each of Seller and Parent acknowledges that breach of any of the provisions of this Section 6.10 will give rise to irreparable injury to Purchaser, inadequately compensable in damages. Accordingly, Purchaser shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies which may be available. Each of Seller and Purchaser further acknowledges and agrees that the enforcement of a remedy hereunder by way of injunction shall not prevent it from earning a reasonable livelihood. Each of Seller and Purchaser further acknowledges and agrees that the covenants contained herein are necessary for the protection of Purchaser's legitimate business interests and are reasonable in scope and content.

                  (e) Purchaser, Parent and Seller agree and stipulate that the agreements and covenants contained in this Section 6.10 are fair and reasonable in light of all of the facts and circumstances of the relationship between Purchaser, Parent and Seller, however, Purchaser, Parent and Seller are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of, and not in derogation of the provisions of Section 6.10, Purchaser, Parent and Seller agree that in the event a court should decline to enforce the provisions of this Section 6.10, that this
Section 6.10 shall be deemed to be modified or reformed to restrict Seller's or Parent's competition with Purchaser to the maximum extent, as to time, geography and business scope, which the court shall find enforceable; provided, however, in no event shall the provisions of this Section 6.10 be deemed to be more restrictive to Seller or Parent than those contained herein.

                  Section 6.11 Seller Name. Purchaser is not acquiring any rights to Seller's corporate name and will have no right of any kind to use Seller's name in any manner after the Final Closing Date.

                  Section 6.12 WARN Legislation. Seller shall provide to all of Seller's employees all notices that would be required by the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101-2109 ("WARN") if such employees had suffered or were deemed to have suffered an "employment loss," as defined in 29 U.S.C. Section 2101(a)(6) as a result of the transactions contemplated by this Agreement. Except as expressly set forth in this Agreement, Seller shall be responsible for any payments required to be made to such employees as a result of the termination of their employment with Seller.

                  Section 6.13 Mail and Other Communications Received After the Final Closing Date. On and after the Final Closing Date, Purchaser may receive and open all mail or other communications addressed to Seller which Purchaser reasonably believes relates to the Production Assets and deal with the contents thereof to the extent such mail or other communications and the contents thereof relate to the Production Assets. If Seller receives mail or other communications which relate to the Production Assets on or after the Final Closing Date, Seller will deliver or cause to be delivered promptly to Purchaser such mail or other communications. If Purchaser receives mail or other communications which do not relate to the Production Assets on or after the Final Closing Date, Purchaser will deliver or cause to be delivered promptly to Seller such mail or other communications. Each Party agrees to keep and cause to be kept confidential the contents of any mail or other communications that are misdirected to it.

                  Section 6.14 Post-Final Closing Date Services. During the Transition Period, the Parties will seek to identify any services that either Party may need to obtain from the other Party following the Final Closing Date. The Parties agree to negotiate, expeditiously and in good faith, an agreement setting forth the scope of such services and the reasonable fair market fees to be charged therefor. In connection therewith, the Parties agree that, in addition to any other services that may be identified by the Parties in connection with this Section 6.14, the services identified in Schedule 6.14 shall be made available as indicated thereon.

                  Section  6.15  Warehouse   Agreement.   Parent  shall  provide
financing to the Acquired Division in accordance with the Warehouse Agreement.

                  Section 6.16 Parent Guaranty. Immediately upon (a) the dissolution, termination of existence, insolvency, business failure, commission of any act of bankruptcy, appointment of a receiver or other legal representative for any part of the property of Seller, assignment for the benefit of creditors, or commencement of any proceedings under any bankruptcy or insolvency law, with respect to Seller, (b) the failure of the Seller to maintain at all times during the Transition Period a net worth of at least ten million dollars ($10,000,000) and at all times after the Transition Period a net worth of at least five million dollars ($5,000,000) (in each case, determined in accordance with GAAP consistent with past practices), or (c) any transaction (which shall include a series of related transactions or a transaction occurring pursuant to a plan) that has the result that Parent or any Affiliate of either Parent or Seller ceases to own (individually or collectively) more than 50% of
(x) the voting stock of Seller or (y) any entity that results from the participation of Seller in a consolidation, merger or other similar form of corporate transaction (any such event, a "Trigger Event"), Parent shall immediately and without notice become and thereafter be bound by and under the terms of this Agreement and all Exhibits hereto in the same manner as Seller would have been but for the occurrence of such Trigger Event. This Parent guarantee shall cease when all of Seller's obligations under this Agreement have been fulfilled or otherwise terminated.

                                  ARTRICLE VII
                                 INDEMNIFICATION

                  Section 7.1 Indemnification by Seller. Upon the terms and subject to the conditions hereof, Seller shall indemnify and hold Purchaser and its officers, directors, employees, agents and Affiliates harmless against and in respect of, and shall reimburse such Indemnified Party for, any and all Losses suffered or incurred by such Indemnified Party arising out of, resulting from or relating to:

                  (a) Any breach or  non-performance  by Seller or Parent of any representation, warranty, covenant, obligation, requirement, agreement or undertaking of Seller or Parent contained in this Agreement, in any agreement entered into by the Seller or Parent in connection with this Agreement, in any Schedule or Exhibit, or in any written statement or certificate furnished by Seller or Parent pursuant to this Agreement.

                  (b) Litigation pending or threatened that results from events occurring prior to the Initial Closing Date in connection with Seller, Parent or their respective assets or operations.

                  (c) Material errors, omissions or fraud in the processing on or prior to the Initial Closing Date of any of the Existing Pipeline Applications on the part of Seller.

                  (d) Any action or failure to act by Seller or an Affiliate of Seller on or before the Initial Closing Date.

                  (e) The operation of Seller's business prior to the Initial Closing Date.

                  (f) Any failure to deliver, with all required Consents, any of the Production Assets to Purchaser on the date or dates required hereunder free and clear of all liens, encumbrances, security interests or rights whatsoever except for the Assumed Obligations.

                  Section 7.2 Indemnification by Purchaser. Upon the terms and subject to the conditions hereof, Purchaser shall indemnify and hold Seller and Parent, and their respective officers, directors, employees, agents and Affiliates harmless against and in respect of, and shall reimburse such Indemnified Party for, any and all Losses suffered or incurred by such Indemnified Party arising out of, resulting from or relating to:

                  (a)  Any  breach  or   non-performance  by  Purchaser  of  any
representation, warranty, covenant, obligation, requirement, agreement or undertaking of Purchaser contained in this Agreement, in any agreement entered into by the Parties in connection with this Agreement, in any Schedule or

Exhibit or in any written statement or certificate furnished by Purchaser pursuant to this Agreement.

                  (b) Litigation pending or threatened that results from events occurring after the Initial Closing Date in connection with Purchaser, its assets or operations.

                  (c) Litigation pending or threatened that results from events occurring after the Initial Closing Date in connection with the Acquired Division, its assets or operations.

                  (d) Any material non-compliance by the Acquired Division with applicable Mortgage Loan Requirements with respect to its mortgage banking operations and activities after the Initial Closing Date, including without limitation the origination, processing, underwriting and credit approval of New Pipeline Applications, and, without limiting the generality of the foregoing, the failure of the documentation in connection with the origination, processing, underwriting and credit approval of the New Pipeline Applications to satisfy in all material respects applicable Mortgage Loan Requirements in effect at the time such New Pipeline Applications were prepared and processed.

                  (e) Any failure of the information contained in the Loan Files with respect to the New Pipeline Applications, and other documents upon which underwriters generally rely (such as verification of employment), to be, in all material respects, complete and accurate and in compliance with applicable Mortgage Loan Requirements.

                  (f) In the case of any of the New Pipeline Applications that have been approved by the Acquired Division, any term or condition relating to such New Pipeline Application that will prevent Purchaser from timely making any required redisclosures or otherwise complying with all applicable Mortgage Loan Requirements following the Final Closing Date.

                  (g) Material errors and omissions in the processing of any of the New Pipeline Applications on the part of Purchaser after the Initial Closing Date.

                  (h) Any action or failure to act by Purchaser after the Initial Closing Date.

                  (i) Any breach or non-performance under a Lease that has been assigned to Purchaser or sublet to Purchaser after the Initial Closing Date.

                  (j) Any failure to pay or discharge when due any Assumed Obligation.

                  Notwithstanding anything herein to the contrary, the indemnities set forth in Section 7.2 shall not apply and have no force or effect with respect to any particular indemnified event if a related act or omission of Seller (acting through the Executive Committee or its board of directors) is in material variance with the Operating Plan and Purchaser, within seven (7) days of its receipt of written notice thereof (which notice must be provided promptly to Purchaser by Seller), affirmatively notifies Seller of its objection thereto in writing.

                  Section 7.3     Indemnification Procedures.

                  (a) General.  If at any time an Indemnified  Party learns of a
Loss resulting from an Indemnified Event, the Indemnified Party shall give to the Indemnifying Party notice within such time as is reasonable under the circumstances, describing such Loss and Indemnified Event in reasonable detail. In the event that the Loss involves a claim or assertion by an Investor, the Indemnified Party shall provide the Indemnifying Party, at the Indemnifying Party's cost and expense, a reasonable opportunity to cure such defective condition underlying any such claim to the satisfaction of the relevant Investor and the reasonable satisfaction of the Indemnified Party. In the event that a demand or claim for indemnification is made hereunder with respect to Losses the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the Losses. In the case of any notice of indemnification hereunder involving any claim of any third party, the Indemnifying Party shall have responsibility for, and shall assume all expense with respect to, the defense or settlement of such claim, subject to the following:

                           (i)  The  Indemnified  Party  shall  be  entitled  to
participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim.

                           (ii) The Indemnifying  Party shall not enter into any
such settlement of such claim or ceasing to defend against such claim unless such settlement or compromise includes a full and unconditional release of each such Indemnified Party from all liability arising out of such claim, action, suit or proceeding, reasonably satisfactory in form and substance to such Indemnified Party.

                           (iii)  If the  Indemnifying Party does not provide to
the Indemnified Party within ten (10) days after receipt of a notice of indemnification, a written acknowledgment that the request for indemnification involves a matter which the Indemnifying Party is obligated to indemnify the Indemnified Party for and that the Indemnifying Party shall assume responsibility for the defense or settlement of such claim as provided in this
Section 7.3, then the Indemnified Party shall have the right to defend and settle the claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor in accordance with Sections 7.1 or 7.2, as the case may be, and this Section 7.3.

                           (iv) If the  defendants  in any action shall  include
both an Indemnified Party and an Indemnifying Party, and any such Indemnified Party shall have reasonably concluded, based upon the written advice of its counsel, that counsel selected by the Indemnifying Party has a conflict of interest which under the Rules of Professional Conduct of the relevant Bar Association would prohibit the representation because of the availability of different or additional defenses to any such Indemnified Party, such Indemnified Party shall have the right to select separate counsel reasonably acceptable to the Indemnifying Party to participate in the defense of such Indemnified Party. The foregoing shall not eliminate or modify in any respect the obligation of the Indemnifying Party with respect to the defense, settlement or appeal of such matter, attorney's fees and other Losses related thereto.

                           (v) In addition to the obligations set forth above in
this Section 7.3(a), if an Investor requests that Seller repurchase a Mortgage Loan that closed on or after the Initial Closing Date (and for which Seller believes it has an indemnification claim against Purchaser), Seller shall, within five days of receipt of such Investor request, notify Purchaser of such repurchase request and forward to Purchaser a copy of the Investor request and a copy of the related Loan File (if then in Seller's possession or control). To the extent permitted by the applicable Investor, Purchaser shall have the opportunity, at its sole cost and expense, to cure any defects in the affected Mortgage Loan. In the event that the applicable Investor requires that the defense of such repurchase request come from Seller and not from Purchaser, then Seller shall forward to Purchaser copies of all correspondence with the Investor and Seller shall submit to the Investor the response and defense that is prepared by Purchaser. No such Investor repurchase request may be settled without the consent of Purchaser, which will not be unreasonably withheld.

                           (vi) In addition to the  obligations  set forth above
in this Section 7.3(a), if an Investor requests that Purchaser repurchase a Mortgage Loan that closed on or after the Initial Closing Date (and for which Purchaser believes it has an indemnification claim against Seller), Purchaser shall, within five days of receipt of such Investor request, notify Seller of such repurchase request and forward to Seller a copy of the Investor request and a copy of the related Loan File (if then in Purchaser's possession or control). To the extent permitted by the applicable Investor, Seller shall have the opportunity, at its sole cost and expense, to cure any defects in the affected Mortgage Loan. In the event that the applicable Investor requires that the defense of such repurchase request come from Purchaser and not from Seller, then Purchaser shall forward to Seller copies of all correspondence with the Investor and Purchaser shall submit to the Investor the response and defense that is prepared by Seller. No such Investor repurchase request may be settled without the consent of Seller, which will not be unreasonably withheld.

                  (b) Time Limits.  Notwithstanding  any other provision of this
Article VII, an Indemnifying Party shall have no obligation under this Article VII to an Indemnified Party for an Indemnified Event unless the Indemnified Party, pursuant to Section 7.3(a), provides the Indemnifying Party, on or before the second (2nd) anniversary of the Initial Closing Date, with a claim of Loss resulting from an Indemnified Event; provided, however, that the time period described in this Section 7.3(b) shall be extended to the fourth (4th) anniversary of the Initial Closing Date for any claim of Loss arising from or related to the buy back by Purchaser or Seller of a mortgage loan that closes on or after the Initial Closing Date.

                  (c) Indemnification Cap. Notwithstanding any other provision of this Article VII, an Indemnifying Party shall have no obligation under this
Article VII to an Indemnified Party for an Indemnified Event to the extent that the aggregate indemnity payments made by the Indemnifying Party equal or exceed $2,500,000.00; provided, however, that no dollar limitation of any type shall apply with respect to Losses arising from or related to (i) the buy back by Purchaser or Seller of a Mortgage Loan that closes on or after the Initial Closing Date, and (ii) Mortgage Loans that are closed by the Acquired Division from and after the Initial Closing Date that remain under the Warehouse Agreement at any time after the sixtieth (60th) day following the Transition Period.

                  (d) Indemnification Basket. Notwithstanding any other provision of this Article VII, an Indemnifying Party shall have no obligation under this Article VII to an Indemnified Party for an Indemnified Event, and the Indemnified Party shall not submit any claim for indemnification hereunder, unless and until all valid claims for indemnification that are entitled to indemnification hereunder exceed an aggregate of $100,000.00. Upon satisfying the $100,000 threshold described in the immediately preceding sentence, the Indemnified Party shall submit its claim or claims for indemnification (including claims related to Indemnified Events that occurred prior to the satisfaction of such $100,000 threshold) in accordance with Section 7.3(a) hereof.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

                  Section 8.1   Notices.

                  (a) General. All demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier, or mailed by certified mail, postage prepaid, and return receipt requested or transmitted by facsimile and confirmed by a similar mailed writing:

                  If to Purchaser, addressed to Purchaser at:

                                    Kenneth G. Hickman
                                    237 Blue Heron
                                    Heath, TX 75032
                                    Facsimile Number:  (972) 771-2745

                                    With a copy to:

                                    Weiner Brodsky Sidman Kider P.C.
                                    1300 19th Street, N.W., Suite 500
                                    Washington, D.C. 20036
                                    Attn:  Harvey E. Weiner, Esq.
                                    Facsimile Number: (202) 628-2011

                  or to such other address as Purchaser may have designed in writing to Seller.

                  If to Seller, addressed to Seller at:

                                    Matrix Financial Services Corp.
                                    C/o Matrix Capital Bank
                                    700 17th Street
                                    Denver, CO 80202
                                    Attn:  Stephen G. Skiba

                                    With a copy to:

                                    T. Allen  McConnell,  Esq.
                                    General  Counsel
                                    Matrix Bancorp, Inc.
                                    700 17th Street
                                    Denver, CO 80202

                  If to Parent, addressed to Parent at:

                                    Stephen G. Skiba
                                    President
                                    Matrix Capital Bank
                                    700 17th Street
                                    Denver, CO 80202

                  and

                                    T. Allen  McConnell,  Esq.
                                    General Counsel
                                    Matrix Bancorp, Inc.
                                    700 17th Street
                                    Denver, CO 80202

                  or to such other address as Seller may have designed in writing to Purchaser.

                  Section 8.2 Effective Time of Notice. A notice given by personal delivery, facsimile transmission or overnight courier shall be effective as of the time and date of the receipt of such delivery or transmission at the receiving Party's notice address. A notice given by certified mail shall be deemed to have been delivered on and shall be effective as of the third Business Day following the date on which it was deposited in the United States postal system. In the event the last day for giving notice or taking any other action under this agreement falls on a day that is not a Business Day, the last day for giving such notice or taking such other action shall be extended until the next day that is a Business Day.

                  Section 8.3 Entire Agreement; Amendment. This Agreement and the documents, instruments and agreements to be executed and delivered pursuant to this Agreement constitute the entire agreement between the Parties with respect to the subject of the transactions contemplated hereby and supersede all prior letters or agreements with respect thereto. This Agreement may be amended and any provision thereof waived, but only writing signed by the Party against whom such amendment or waiver is sought to be enforced.

                  Section 8.4 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement is not assignable by Seller or by Purchaser without the prior written consent of the other Party.

                  Section 8.5 Counterparts. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

                  Section 8.6 Exhibits and Schedules. Each of the Exhibits and Schedules is incorporated herein by reference.

                  Section 8.7 Governing Law. The Parties agree that this Agreement shall be governed by federal law and the internal substantive laws of the State of Texas, as applicable, without giving effect to the principles of conflicts of law.

                  Section 8.8 No Third Party Benefit Intended. This Agreement does not create, and shall not be deemed to create, a relationship between the Parties or either of them and any third party (including, but not limited to, the employees of Purchaser or Seller) in the nature of a third party beneficiary or fiduciary relationship.

                  Section 8.9 No Waiver. Unless expressly provided to the contrary, the failure of any Party to insist upon strict performance of any covenant or obligation in this Agreement shall not be a waiver of such Party's right to demand strict compliance in the future or to pursue or enforce whatever remedies may be available to such Party for any breach or default or in such covenant or obligation (subject to applicable statues of limitation). No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation in this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other covenant or obligation hereunder.

                  Section 8.10 Time. Time is of the essence of this Agreement and of each provision herein of which time is a part.

                  Section 8.11 Construction. This Agreement shall be construed and interpreted fairly as to each of the Parties and not in favor of or against any Party, regardless of which Party or Parties prepared this Agreement.

                  Section 8.12 Severability. If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be finally adjudicated to be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall remain valid and enforceable to the maximum extent permissible under applicable law.

                  Section 8.13 Venue. Any claim or other action (including, in particular, any matter brought pursuant to Section 2.6 hereof) instituted by Purchaser, Seller or Parent in connection with this Agreement shall be brought exclusively in a federal or state court of appropriate jurisdiction in Dallas, Texas.

                  Section 8.14 Specific Performance. Each of the Parties and Parent acknowledge that breach of the obligations of the Parties and, as appropriate, Parent to (i) deliver all of the Production Assets to Purchaser on the date or dates required hereunder free and clear of all liens, encumbrances, security interests or rights whatsoever, (ii) take appropriate actions to disburse funds from the Escrow in accordance with the terms hereof, (iii) make the deliveries specified in Sections 3.2 and 3.3 hereof, and (iv) perform the covenants contained in Article VI hereof, will give rise to irreparable injury to the appropriate Party, inadequately compensable in damages. Accordingly, the entity intended to benefit from such provision of this Agreement shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies which may be available.

                  Section 8.15  Exclusive Remedy.

                  (a) Subject to Sections 6.10(d), 8.14 and 8.15(b) hereof, and notwithstanding any other provision of this Agreement to the contrary, the indemnity provisions contained in Article VII hereof shall constitute the only remedy available to Seller, Purchaser and/or Parent in connection with any breach, non-performance or other matter of any kind whatsoever concerning, related to or arising from this Agreement, any Exhibit or Schedule hereto, or any certificate, document or other information provided or required to be provided in connection herewith.

                  (b) In the event of any fraud by Purchaser, Seller or Parent in connection with this Agreement, their respective negotiation or execution hereof, the conduct of the Parties or Parent in connection herewith or the transaction contemplated hereby (other than fraud committed in connection with the origination of mortgage loans), notwithstanding Section 8.15(a), the Party upon whom such fraud has been committed shall have all rights and remedies available at law and in equity in addition to the rights and remedies contained in this Agreement.


                   [SIGNATURE PAGES APPEAR ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, and intending to be legally bound, each of the undersigned Parties has caused this Agreement to be duly executed under seal and delivered by its duly authorized officers, as of the date first indicated above.

                                    MATRIX FINANCIAL SERVICES CORPORATION


                                    By:
                                        -------------------------------------
                                    Its:
                                        -------------------------------------

                                    MATRIX CAPITAL BANK


                                    By:
                                        -------------------------------------
                                    Its:
                                        -------------------------------------

                                    AMPRO MORTGAGE CORPORATION



                                    By:
                                        -------------------------------------
                                    Its:
                                        -------------------------------------

                                   EXHIBIT A-1

                  The Monthly Transition P&L Statement and the Transition P&L Statement shall include and take into account the following items (i.e., such items will increase or reduce, as appropriate, any Monthly Anticipated Purchase Price Adjustment Payment and Transition Period Gain or Loss):

     o normal operating items, such as prepaid and regular rent, utilities, insurance, taxes, Deficit Draw and other similar items shall be appropriately allocated to the relevant periods;
     o utilities, service contracts and other similar items that are paid in arrears shall be presumed to be utilized ratably throughout the relevant period;
     o employee expense, including salary, bonus, commission and benefits, related to the Hired Employees and Transition Employees;
     o    all fees and expenses paid to the Management Consultant;
     o the allocable portion, as agreed upon by the Parties pursuant to the Transition Services Agreement, of certain services provided to the Acquired Division by Seller during the Transition Period;
     o hedging costs (including any gain or loss), pair-off fees, commitment and extension costs, and non-delivery or late fees;
     o any credits received by or charges made to the Acquired Division by the Parent in the ordinary course.

                                   EXHIBIT A-2

                  The Monthly Transition P&L Statement and the Transition P&L Statement shall not include nor take into account the following items (i.e., such items will not increase or reduce any Monthly Anticipated Purchase Price Adjustment Payment and Transition Period Gain or Loss):

                    o any amounts required to be paid by Seller, Parent or Purchaser under Article VII,
                    o fees paid by Seller, Parent or Purchaser in connection with the transaction contemplated by this Agreement (including, but not limited to legal, accounting or other professional fees, due diligence costs, and broker or finder fees),
                    o any costs, expenses and any other amounts that have accrued or that should have accrued prior to the Initial Closing Date (regardless of when billed),
                    o any amounts that do not relate directly to the Acquired Division, except to the extent that an allocation therefor has been made in the Transition Services Agreement,
                    o any credit for past service with Seller given to employees of Seller who are to be hired by Purchaser (such as credit as to vacation days and other benefits),
                    o any bonuses, commissions and all other amounts due to any employee of Seller not hired by Purchaser in connection with the transactions contemplated by this Agreement, and all other costs and expenses relating to all of Seller's employees if such cost or expense arises or accrues before the Initial Closing Date, including but not limited to salaries and other compensation, accrued vacation pay, bonuses that are payable for or that have accrued with respect to the period prior to the Initial Closing Date, fringe benefits, pension, health and other amounts,
                    o    all Accrued Consideration and Benefits,
                    o any amounts paid to Mr. James Munford that are (i) other than salary under the terms and conditions of his written employment agreement with Seller, and (ii) paid in connection with the closing of the transactions contemplated by this Agreement, such as, among other things, a finder's fee, bonus or other related payment,
                    o Any amounts required to be paid by Seller or Purchaser into Escrow under Section 2.3(c),
                    o    The Purchase Price and any portion thereof.

                                    EXHIBIT B

                                 OPERATING PLAN

                  Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to them in the Purchase and Assumption Agreement entered into between the Seller and the Purchaser of which this Exhibit B is a part.

                  The Acquired Division will continue to be operated in a manner that is substantially similar to the manner in which it has been operated prior to the Initial Closing Date, including operating in a manner consistent with the existing policies and procedures of the Seller and the Mortgage Loan Requirements. The President of Seller may make changes to (i) the origination practices of the Acquired Division as he believes, in good faith, to be reasonable to continue to comply with Mortgage Loan Requirements and (ii) the operations of the Acquired Division subject to the conditions set forth herein.

                  The business and affairs of the Acquired Division shall be overseen by a three (3) person executive committee of Seller, which shall consist of the President of Seller, the President of Parent and one (1) other individual selected by the board of directors of Seller (the "Executive Committee"). On the Initial Closing Date, the Management Consultant will be retained by Seller as a management consultant, pursuant to the terms of a mutually acceptable consulting agreement, to assist the Executive Committee with the operation and management of the business and affairs of the Acquired Division during the Transition Period. The Management Consultant shall report to Mr. James A. Munford or any successor President of Seller; it being agreed that in the event a vacancy exists in the office of President of Seller, Seller shall give serious consideration to successor recommendations suggested by the Management Consultant.

                  During the Transition Period, the Management Consultant may present to the Executive Committee or to Mr. Munford (who shall promptly deliver such proposal to the Executive Committee) proposals regarding the operation and expansion of the Acquired Division (including, without limitation, proposals to acquire additional loan production offices and capabilities) during the Transition Period, and Seller agrees that any such proposal shall be considered by the Executive Committee reasonably and in good faith, but disapproval by the Executive Committee of any proposal shall not be deemed as a breach of this Operating Plan, the Transition Services Agreement or the Purchase and Assumption Agreement.

                  The Acquired Division may, at its option, obtain warehouse financing from a source other than the Parent during the Transition Period and cease using financing by Parent upon providing Parent thirty (30) days prior written notice. Purchaser will utilize commercially reasonable efforts to pay off (i.e., take out), within thirty (30) days following the Final Closing Date, all outstanding amounts financed by Parent under the Warehouse Agreement with respect to Mortgage Loans closed by the Acquired Division from and after the Initial Closing Date, including without limitation by using commercially reasonable efforts to obtain such "take-out" financing from Residential Funding Corporation. Purchaser agrees that all outstanding amounts financed by Parent under the Warehouse Agreement with respect to Mortgage Loans closed by the Acquired Division from and after the Initial Closing Date will be paid off (i.e., taken out) within sixty (60) days following the Transition Period. During the sixty (60) days following the Transition Period, Purchaser shall provide to Seller daily statements and weekly reconciliations regarding the amounts outstanding under the Warehouse Agreement. Purchaser shall be entitled to all profits and obligated with respect to all losses associated with Mortgage Loans closed by the Acquired Division from and after the Initial Closing Date.

                  Purchaser may recommend the hiring of, and Seller shall hire, up to twenty (20) new employees (excluding William R. Starkey, Sr. and Kenneth
G. Hickman), each of whom shall be employees of Seller during the Transition Period and deemed "Hired Employees" hereunder, to work in Dallas or Houston, Texas. None of these new employees may work in Seller's retail loan origination business, and all such employees shall perform functions not performed by other Seller employees (i.e., such employees will not be replacements of existing Seller employees).

                  Seller and Parent shall have no right to require the Acquired Division to utilize, adopt or otherwise provide any new loan products or origination processes, other than those (i) typically utilized by the Acquired Division, and (ii) required by the Mortgage Loan Requirements, without the prior approval of Purchaser, which approval will not be unreasonably withheld or delayed.

                  The Parties will work together, in the ordinary course of business, to identify all Subsequently Acquired Tangible Assets and Subsequently Acquired Intangible Assets and to reasonably determine the Subsequently Acquired Assets Payment Amount.

                  During  the  Transition  Period,   unless  Purchaser  and  the
Executive Committee otherwise mutually agree in writing, Seller will, with regard to the Acquired Division:

                           (i)    not purchase or acquire any fixed asset with a
purchase price or value in excess of $25,000; To the extent feasible, and if the Parties agree, all assets to be purchased or acquired by the Acquired Division during the Transition Period may instead be purchased or acquired by and in the name of the Purchaser;

                           (ii) not (a) enter into any lease, equipment lease or
contract that would give rise to any Lease, Equipment or Contract Right with a value or financial obligation in excess of $25,000, or (b) terminate, renew, modify or extend any existing Lease, Equipment Lease or Contract Right with a value or financial obligation in excess of $25,000; To the extent feasible, and if the Parties agree, all leases, equipment leases and contracts to be entered into by the Acquired Division during the Transition Period may instead be entered into by and in the name of the Purchaser.

                           (iii)  not  terminate  or  amend  (y)  the  Warehouse
Agreement or (z) the terms governing any other existing credit agreements;

                           (iv) not close or discontinue any existing  wholesale
origination branch office of the Acquired Division;

                           (v) not  terminate  or  lay-off  Hired  Employees  or
Transition Employees;

                           (vi)  use  commercially  reasonable  efforts  to  (y)
preserve its business organization intact in all material respects and (z) preserve generally the goodwill of Seller and those persons and entities with whom it has business relationships;

                           (vii)  originate  pipeline  applications  and  become
party to sales commitments only in the ordinary and usual course of its business consistent with its past practices;

                           (viii) not increase the  compensation  payable to its
employees other than normal cost of living increases and merit increases that are in the ordinary course, nor make any change in Seller's compensation policies;

                           (ix)  maintain   substantially   the  same  insurance
coverage as that currently maintained by Seller with respect to the Production Assets and, in any event, not less than that required by applicable legal and regulatory requirements;

                           (x) pay, perform and satisfy all Seller's obligations
required to have been paid, performed or satisfied, or related to the period, prior to the Final Closing Date;

                           (xi) not sell,  pledge or encumber,  not cause a lien
or security interest to be imposed against, and not cause to become pledged, secured or encumbered any Production Asset except for Assumed Obligations.

                  In addition, during the Transition Period, unless the Parties otherwise agree in writing:

                           (i) Seller will  maintain all licenses and  approvals
(and any related net worth, facilities or other items required by such licenses and approvals) necessary to conduct its business activities and operations in accordance with all applicable law;

                           (ii)  Seller  will  comply  with all of the terms and
conditions of its employment agreement with James Munford, President and Chief Operating Officer of Seller, which is attached to this Operating Plan as Appendix B;

                           (iii)  Parent  will  ensure  that  Seller  remains an
operating subsidiary of Parent such that Seller will, to the extent permitted by federal law, continue to be exempt from all mortgage banking license, authorization, registration and approval requirements.

                  The employees of the QC/Compliance department of the Seller will become employees of the Parent for the duration of the Transition Period and will report directly to, and take direction only from, the Chief Operating Officer of the Parent. Regardless of the designation of these employees as Hired Employees under the Purchase and Assumption Agreement, neither Purchaser nor the Acquired Division shall have any liability for any acts or omissions of these employees while they report to or are under the direction of Parent; provided, however, that if the Purchaser or the Acquired Division directs such employee to take action that is contrary to the direction of the Parent, then Purchaser and the Acquired Division shall have liability for those actions.

Appendix A to Operating Plan

Warehouse Agreement

[TO BE ATTACHED]

Appendix B to Operating Plan

Employment Agreement between Seller and James Munford

[TO BE ATTACHED]

                                    EXHIBIT C

                          TRANSITION SERVICES AGREEMENT


                  THIS TRANSITION SERVICES AGREEMENT, effective as of February 28, 2003 (hereinafter referred to as the "Services Agreement"), is entered into by and between MATRIX FINANCIAL SERVICES CORPORATION (hereinafter "SELLER"), and AMPRO MORTGAGE CORPORATION (hereinafter "PURCHASER").

                                   WITNESSETH:

                  WHEREAS, SELLER and PURCHASER have entered into that certain Purchase and Assumption Agreement, dated as of February 28, 2003 (the "Purchase Agreement"), pursuant to which SELLER has agreed to sell to PURCHASER certain assets (the "Purchased Assets") relating to the mortgage loan origination business of SELLER (the "Business"); and

                  WHEREAS, SELLER currently provides certain support services to support the Business, and will continue to provide certain of such support services to PURCHASER after the Initial Closing Date, all as more fully set forth herein; and

                  WHEREAS, the PURCHASER will provide certain support services to SELLER to support certain aspects of the Business after the Initial Closing Date, all as more fully set forth herein; and

                  WHEREAS, it is the intention of SELLER and PURCHASER that services undertaken pursuant to this Services Agreement (the "Services") be rendered at the fees and costs indicated in the Schedules attached hereto,

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. Services.

                  (a) The services to be performed by SELLER under this Services Agreement shall consist of the support services described in Schedules 1 through 10 attached hereto (hereinafter referred to as the "SELLER Services"). SELLER shall provide the SELLER Services to PURCHASER, on the terms and conditions set forth herein, during the Transition Period or such other period as may be indicated in the Schedules attached hereto.

                  (b) The services to be performed by PURCHASER under this Services Agreement shall consist of the support services described in Schedule 11 attached hereto (hereinafter referred to as the "PURCHASER Services"). PURCHASER shall provide the PURCHASER to SELLER, on the terms and conditions set forth herein, during the Transition Period or such other period as may be specified in Schedule 8 attached hereto.

3. Compensation.

                  (a) The charges to be paid by one Party to the other Party for the Services shall be determined in accordance with the Schedules hereto, and such charges shall be payable as set forth in Section 3(b), below.

                  (b) Any charges to be paid by a Party to the other Party hereunder shall be included on and taken into account in connection with the preparation of the Transition P&L Statement (i.e., such amounts will increase or decrease, as appropriate, any Monthly Anticipated Purchase Price Adjustment Payment and the Transition Period Gain or Loss) and will be paid in accordance with Section 2.3 of the Purchase Agreement.

                  (c) SELLER shall be entitled to all profits and obligated with regard to all losses associated with Mortgage Loans closed prior to the Initial Closing Date, irrespective of when such Mortgage Loans actually are delivered under a sales commitment, subject only to a loan delivery fee as set forth on Appendix A to Schedule 11 of this Services Agreement. Appendix C attached hereto contains a list of all such Mortgage Loans closed prior to the Initial Closing Date. The information provided by Seller in Appendix C shall be true, correct and complete as of February 14, 2003. Promptly following the Initial Closing Date, Seller shall deliver an updated Appendix C containing information that is true, correct and complete as of the Initial Closing Date.

4. Change Order Procedures. If either Party requests any change in, modification of or adjustment to the Services provided by the other Party and if such other Party agrees to such change, modification or adjustment, an appropriate adjustment in the applicable charges will be negotiated in accordance with the attached change order procedure ("Change Order Procedure") attached as Appendix B hereto.

5. Term and Renewal. Unless otherwise described in this Services Agreement or in the Schedules attached hereto, if PURCHASER wishes SELLER to continue, after the expiration of the Transition Period, to provide SELLER Services, the PURCHASER will submit a proposal to SELLER no later than 30 days prior to the termination of the Transition Period. The SELLER agrees to notify the PURCHASER, in writing, within fifteen (15) days following the SELLER's receipt of such proposal, of the SELLER's decision either to accept the extension of the SELLER Services as proposed by PURCHASER, or allow the SELLER Services to expire on the Final Closing Date.

6. Performance. Each Party shall use its reasonable best efforts to perform its Services as described in the Schedules.

7. Indemnification.

                  (a) SELLER hereby agrees to indemnify PURCHASER and its officers and directors from any and all liabilities, losses, claims, causes of action, damages, expenses and costs (including, without limitation, attorneys' fees and expenses) incurred by any such persons as a result of SELLER's performance of its duties and obligations under this Services Agreement, except to the extent that such liabilities, losses, claims, damages, expenses or costs results from the negligence, misfeasance or bad faith of such persons indemnified. The indemnity provided by this section shall be in addition to such indemnities as agreed by SELLER in the Purchase Agreement, but all claims for indemnity under this section shall be subject to and handled in the manner set forth in Article VII of the Purchase Agreement.

                  (b) PURCHASER hereby agrees to indemnify SELLER and its officers and directors from any and all liabilities, losses, claims, causes of action, damages, expenses and costs (including, without limitation, attorneys' fees and expenses) incurred by any such persons as a result of PURCHASER's performance of its duties and obligations under this Services Agreement, except to the extent that such liabilities, losses, claims, damages, expenses or costs results from the negligence, misfeasance or bad faith of such persons indemnified. The indemnity provided by this section shall be in addition to such indemnities as agreed by PURCHASER in the Purchase Agreement, but all claims for indemnity under this section shall be subject to and handled in the manner set forth in Article VII of the Purchase Agreement.

8. Force Majeure. Neither party shall be responsible for any failure or delay in performing the Services if and to the extent caused by acts of God, fire, explosion, earthquake, floods, civil disturbances, war, acts of terrorism, storms, or acts of government, or any other event whether similar or dissimilar beyond such party's reasonable control.

9. Termination.

                  (a) PURCHASER may terminate the Services Agreement with respect to any or all of the SELLER Services described herein at any time with such termination to be effective thirty (30) days after delivery of written notice of termination to SELLER.

                  (b) SELLER may terminate the Services Agreement with respect to any or all of the PURCHASER Services described herein at any time with such termination to be effective thirty (30) days after delivery of written notice of termination to PURCHASER.

                  (c) If either Party is in default in the performance of its obligations hereunder (other than a failure to pay monthly charges pursuant to Section 3, above), in addition to any other rights which the Parties may have at law or in equity, the non-defaulting Party may elect to immediately enact the Dispute Resolution Procedures in Appendix A of this Services Agreement if the other Party fails to cure any such default within thirty days of written notice from the non-defaulting Party, specifying the nature and extent of any such default.

10.      Confidentiality.

                  (a) PURCHASER/SELLER Data. All information concerning either party, its business, or customers submitted by that party to the other party pursuant to this Services Agreement shall be held in confidence by the receiving party and shall not be disclosed except as required by law. Access to such information shall not be available to any persons other than the receiving party's employees, attorneys, accountants and advisors. Except as each party may specifically approve in writing, the receiving party will not utilize any such information, data, systems, or programs, except as contemplated by this Services Agreement. Each party will maintain reasonable security standards with respect to the other party's data and will require its employees to follow such standards.

                  (b) The parties acknowledge that any information concerning the business or operations of the other received as a result of the operation of this Services Agreement constitutes confidential information subject to the terms and conditions of the Purchase Agreement.

11. Audit. SELLER and PURCHASER agree to cooperate fully with each other in connection with the performance of any internal or external audit or with regard to examinations by regulatory authorities. In such connection, upon reasonable advance notice, SELLER and PURCHASER shall make available for examination or interview during normal business hours any records relating to the Services and any personnel involved in the performance thereof.

12. Planning and Communication. The parties acknowledge and agree that an ongoing, joint cooperative effort will be required in order to accomplish the purposes of this Services Agreement to provide for the smooth and orderly transition of the sale of the Production Assets to PURCHASER by SELLER. To that end, it will periodically be necessary and/or appropriate to mutually review, revise and redefine the Services to be provided under this Services Agreement, the processes by which such services will be provided and the cost of providing such services. The parties agree to promptly discuss and, prior to the institution of any changes, mutually agree, subject to the terms of the Purchase Agreement and the exhibits thereto, upon any changes in Services or staffing, costs which are unanticipated and/or unknown at the date of this Services
Agreement and any incremental pricing resulting from changes in process, Services, staffing or other such similar circumstances as may arise during the term of this Services Agreement, all in accordance with the Change Order Procedures described in paragraph 4 and Appendix B attached hereto.

13. Affirmative Actions. The SELLER and PURCHASER (through the employees of the Acquired Division) hereby agree and commit to each other that they will, subject to and in accordance with the terms of the Operating Plan, each diligently continue and pursue the final resolution of all compliance initiatives begun prior to the Initial Closing Date as well as any new initiatives that arise during the Transition Period.

14. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee faxed to the addressee or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or by confirmed facsimile transmission, or if mailed, two days after the date of mailing as follows:

                  (a) If to SELLER, to:

                                    James A. Munford
                                    President and COO
                                    Matrix Financial Services Corp.
                                    2133 West Peoria
                                    Phoenix, AZ 85029

                                    With a copy to:

                                    Stephen G. Skiba
                                    President
                                    Matrix Capital Bank
                                    700 17th Street
                                    Denver, CO 80202

                  and

                                    T. Allen McConnell, Esq.
                                    General  Counsel
                                    Matrix Bancorp, Inc.
                                    700 17th Street
                                    Denver, CO 80202

                  (b) If to PURCHASER, to:

                                    Kenneth G. Hickman
                                    237 Blue Heron
                                    Heath, TX 75032
                                    Fax:  (972) 771-2745

                                    with a copy to:

                                    Harvey E. Weiner, Esq.
                                    Weiner Brodsky Sidman Kider PC
                                    1300 19th Street NW, 5th Floor
                                    Washington, DC 20036
                                    Fax: (202) 628-2011

                  or to such other address as SELLER or PURCHASER shall have specified in writing to the other.

15. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

16. Independent Activities. The Parties understand and agree that the PURCHASER Services shall be performed by the Acquired Division during the Transition Period. The PURCHASER Services shall be performed by Seller employees within the Acquired Division under the direction and oversight of the President and Chief Operating Officer of Seller. In the event that any PURCHASER Service will require the PURCHASER to perform actions that are outside of the ordinary course of business of the Acquired Division, PURCHASER shall seek authority for such action from the Executive Committee.

17. Entire Agreement; Amendment; Benefit of Provisions. This Services Agreement, including the Appendices and Schedules hereto, embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with respect thereto between SELLER and PURCHASER, other than the Purchase Agreement and any exhibits thereto, the provisions of which shall control in the event of a conflict with this Services Agreement. Except as otherwise expressly provided herein, no person other than the parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof.

18. Counterparts. This Services Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument and shall become effective when one or more counterparts hereof have been signed by SELLER and delivered to PURCHASER and one or more counterparts hereof have been signed by PURCHASER and delivered to SELLER.

19. Governing Law. THIS SERVICES AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PRINCIPLES. ANY CLAIM INSTITUTED BY ANY PARTY HERETO IN CONNECTION WITH THIS SERVICES AGREEMENT SHALL BE EXCLUSIVELY BROUGHT IN A FEDERAL OR STATE COURT OF APPROPRIATE JURISDICTION IN DALLAS, TEXAS.

                  IN WITNESS WHEREOF, the undersigned have caused this Services Agreement to be signed by their officers or representatives thereunto duly authorized as of the date first written above.

MATRIX FINANCIAL SERVICES CORPORATION


By:_________________________________
Name:_______________________________
Title:______________________________


AMPRO MORTGAGE CORPORATION


By:__________________________________
Name:________________________________
Title:_______________________________

TRANSITION SERVICES AGREEMENT

Appendix A

Dispute Resolution Procedure


                  SELLER and PURCHASER agree to cooperate in good faith to resolve any and all disputes that may arise or stem from the services performed under this Services Agreement. Should any disputes arise, whether with respect to costs billed by a party for the Services, the service levels provided, or losses incurred by either party, or any other reason, which cannot be resolved otherwise, the dispute shall be submitted to a Resolution Committee as described below.

                  SELLER and PURCHASER agree to form a Resolution Committee consisting of a senior officer of each entity to resolve any disputes arising out of the Services provided under this Agreement. The Resolution Committee shall meet by teleconference or otherwise and resolve all disputes submitted to it within ten (10) Business Days of a dispute's submission to the Resolution Committee. If the Resolution Committee cannot agree on a resolution, the parties shall resolve such dispute in accordance with Section 2.6 of the Purchase Agreement.

TRANSITION SERVICES AGREEMENT

Appendix B

Change Order Procedure


                  In the event that PURCHASER or SELLER desire to make any change in, modification of, or adjustment to any of the Services such proposed changes shall be handled under the Change Order Procedures outlined below:

1. PURCHASER or SELLER may submit a written Change Request signed by (a) the Management Consultant or the President of the Seller, on behalf of the PURCHASER and (b) the President of the Seller, the President of the Parent or the Chief Operating Officer of the Parent, on behalf of the Seller. Each Change Request will be assigned a unique reference number and will identify the affected portion of the Services and the proposed changes to the Services. Change Requests will be submitted to the Chief Financial Officers of SELLER and PURCHASER.

2. For each Change Request submitted by PURCHASER or SELLER, SELLER/PURCHASER will, within 15 days of the Change Request's submission, provide information to the requesting party as to the impact of the Change Request on any deliverables, schedules, costs and/or fees, and the expected impact upon other portions of the Services.

3. If SELLER's/PURCHASER's terms for the change are acceptable to PURCHASER/SELLER, and after approval by the Executive Committee, a Change
Authorization will be executed by SELLER and PURCHASER and the schedule of Services and any other schedules or Appendices will be adjusted accordingly. If the terms for the change are not acceptable to SELLER or PURCHASER, the then-existing Services, including previously agreed changes, will continue in force.

TRANSITION SERVICES AGREEMENT

Appendix C

Mortgage Loans closed prior to the Initial Closing Date

[TO BE ATTACHED]

TRANSITION SERVICES AGREEMENT

Schedule 1

Human Resources


On a month-to-month basis during the Transition Period, SELLER shall continue to provide human resources support (which shall include, among other things, payroll and benefits services) for employees in the Acquired Division.

Seventy-five percent (75%) of the costs and expenses associated with the SELLER's human resources department and the amount allocated to SELLER by the Parent or Matrix Bancorp, Inc. shall be allocated to the Acquired Division. Twenty-five percent (25%) of such costs, expenses or allocation shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.

All allocations to SELLER by the Parent or Matrix Bancorp, Inc. shall be determined, except as otherwise set forth herein, in a manner consistent with the historic practices of Seller, Parent and Matrix Bancorp, Inc.

TRANSITION SERVICES AGREEMENT

Schedule 2

Accounting


On a month-to-month basis during the Transition Period, SELLER shall continue to provide accounting support for the Acquired Division.

One hundred percent (100%) of the costs and expenses associated with the SELLER's accounting department devoted to handling the warehouse accounting (including 100% of the costs of the Parent's on-site employees handling the warehouse collateral) plus seventy-five percent (75%) of all other costs and expenses associated with the SELLER's accounting department and the amount allocated to SELLER by the Parent or Matrix Bancorp, Inc. shall be allocated to the Acquired Division. Twenty-five percent (25%) of all such other costs, expenses or allocation shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.


Outside Audit

Seventy-five percent (75%) of the amount allocated to SELLER by the Parent or Matrix Bancorp, Inc. for the purposes of the annual independent audit shall be allocated to the Acquired Division. Twenty-five percent (25%) of such allocation shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.

Tax Preparation

Fifty percent (50%) of the amount allocated to SELLER by the Parent or Matrix Bancorp, Inc. for the purposes of tax return preparation shall be allocated to the Acquired Division. The remaining fifty percent (50%) of such allocation shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.

Internal Audit

On a month-to-month basis during the Transition Period, SELLER shall continue to provide internal audit support for the Acquired Division.

The allocation of cost will be the actual cost, tracked on a departmental level, attributable to departments of the Acquired Division versus the non-Acquired Division departments.



All allocations to SELLER by the Parent or Matrix Bancorp, Inc. shall be determined, except as otherwise set forth herein, in a manner consistent with the historic practices of Seller, Parent and Matrix Bancorp, Inc.

TRANSITION SERVICES AGREEMENT

Schedule 3

Employee Benefits


On a month-to-month basis during the Transition Period, SELLER shall continue to extend to all of the employees in the Acquired Division all of the employee benefits that each such employee enjoyed with SELLER immediately prior to the Initial Closing Date, subject to the terms of the Purchase Agreement.

The costs and expenses associated with the employee benefits shall be allocated to the Acquired Division on a per employee basis.

TRANSITION SERVICES AGREEMENT

Schedule 4

Office Space


Prior to the Initial Closing Date, the Parties shall have developed and agreed upon a floor plan setting forth, for each Leased Premises, the office space that will be utilized by the Acquired Division.

Prior to the assignment of the Leases to Purchaser, rent associated with the Leased Premises that are utilized by the Acquired Division shall be allocated to the Acquired Division on a straight pass-through basis of all rent required to be paid with respect to the Transition Period.

For the Seller's corporate offices, located at 2133 West Peoria, Phoenix, Arizona, the Parties shall, prior to the Final Closing Date, enter into a Sublease that will, for the space agreed to by the Parties, (a) have an expiration date or termination date equal to the Seller's current lease on said corporate office and (b) have rent payments due the Seller equal to (i) the per square foot total rent payments made by the Seller under the lease on said premises multiplied by (ii) the square footage subleased by the Purchaser under the Sublease.

Prior to the execution of the Sublease, fifty percent (50%) of the costs and expenses associated with the Seller's corporate offices (and not any space associated with any affiliate of Seller or other third party), located at 2133 West Peoria, Phoenix, Arizona, shall be allocated to the Acquired Division. The other fifty percent (50%) of the costs and expenses associated with the Seller's corporate offices (and not any space associated with any affiliate of Seller or other third party), located at 2133 West Peoria, Phoenix, Arizona, shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.

In the event that a Lease expires during the Transition Period and prior to its assignment to Purchaser, Seller's executive committee, with the assistance of the Management Consultant, shall have authority to negotiate and enter into a new lease with the applicable landlord, which lease will be entered into in the name of PURCHASER.

General Services (Building Management and Mail Room)

On a month-to-month basis during the Transition Period, SELLER shall continue to provide general services (i.e., building management and mail room) for the Acquired Division.

Fifty percent (50%) of the costs and expenses associated therewith shall be allocated to the Acquired Division. The other fifty percent (50%) of the costs and expenses associated therewith shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss. The allocation of mailing and shipping cost during the Transition Period is actual cost, tracked on a departmental level, attributable to departments of the Acquired Division versus the non-Acquired Division departments.

TRANSITION SERVICES AGREEMENT

Schedule 5

Telephone System


On a month-to-month basis during the Transition Period, SELLER shall continue to make available SELLER's telephone system to the Acquired Division.

Fifty percent (50%) of the costs and expenses associated with the Seller's telephone system shall be allocated to the Acquired Division. The other fifty percent (50%) of the costs and expenses associated with the Seller's telephone system shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.


Reception Services

Fifty percent (50%) of the personnel costs and expenses associated with the Seller's receptionist shall be allocated to the Acquired Division. The other fifty percent (50%) of the personnel costs and expenses associated with the Seller's receptionist shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.

TRANSITION SERVICES AGREEMENT

Schedule 6

Computer System


On a month-to-month basis during the Transition Period, SELLER shall continue to make available SELLER's computer system to the Acquired Division.

Seventy-five percent (75%) of the MIS personnel costs and expenses associated with the Seller's MIS department and the amount allocated to the SELLER by Parent or Matrix Bancorp, Inc. shall be allocated to the Acquired Division. The other twenty-five percent (25%) of the MIS personnel costs, expenses or allocation shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.



All allocations to SELLER by the Parent or Matrix Bancorp, Inc. shall be determined, except as otherwise set forth herein, in a manner consistent with the historic practices of Seller, Parent and Matrix Bancorp, Inc.

TRANSITION SERVICES AGREEMENT

Schedule 7

QC/Compliance

On a month-to-month basis during the Transition Period, SELLER shall continue to make available SELLER's QC/Compliance department to the Acquired Division.

Fifty percent (50%) of the QC/Compliance department personnel costs and expenses will be allocated to the Acquired Division. The remaining fifty percent (50%) of all such costs and expenses shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.

TRANSITION SERVICES AGREEMENT

Schedule 8

Records Retention

On a month-to month basis during the Transition Period, SELLER shall continue to make available SELLER's records retention department to the Acquired Division.

Thirty-three percent (33%) of the Records Retention personnel costs and expenses and ten percent (10%) of the lease payments associated with the Seller's existing records warehouse storage facility shall be allocated to the Acquired Division. Sixty-seven percent (67%) of the Records Retention personnel costs and expenses and ninety percent (90%) of the lease payments associated with the Seller's existing records warehouse storage facility shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.

TRANSITION SERVICES AGREEMENT

Schedule 9

Miscellaneous Corporate Services


On a month-to month basis during the Transition Period, SELLER shall continue to provide Parent and holding company support services to the Acquired Division in the areas of Seller's executive and board member travel and entertainment, professional liability insurance, corporate legal counsel, outside consulting and professional services.

Travel and Entertainment

Fifty percent (50%) of these costs and expenses allocated to the SELLER by Parent or Matrix Bancorp, Inc. shall be allocated to the Acquired Division. The remaining fifty percent (50%) of all such allocated costs and expenses shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss. No travel or entertainment expense shall be allocated to the Acquired Division if such travel or entertainment relates to anything other than the business of the Seller.


Professional Liability Insurance

Seventy-five (75%) of these costs and expenses allocated to the SELLER by Parent or Matrix Bancorp, Inc. shall be allocated to the Acquired Division. The remaining twenty-five percent (25%) of all such allocated costs and expenses shall not be included on or taken into account in connection with the preparation of the Transition P&L Statement and will not impact the Monthly Anticipated Purchase Price Adjustment Payment or Transition Period Gain or Loss.


Corporate Legal Counsel; Outside Consulting and Professional Services

The allocation of these costs will be the actual cost, tracked on a departmental
level,   attributable  to  departments  of  the  Acquired  Division  versus  the non-Acquired Division departments.



All allocations to SELLER by the Parent or Matrix Bancorp, Inc. shall be determined, except as otherwise set forth herein, in a manner consistent with the historic practices of Seller, Parent and Matrix Bancorp, Inc.

TRANSITION SERVICES AGREEMENT

Schedule 10

Miscellaneous Additional Services - (Seller to Acquired Division)

On a month-to month basis during the Transition Period, SELLER shall make available to the Acquired Division the following services and systems:

                    1. Loan set-up onto the Seller's servicing system for Countrywide AOT delivery and delivery to other third parties as a result of sales commitments entered into by the Acquired Division,
                    2. Loan servicing activities, to the extent required prior to loan deliveries to third parties, for the loans identified in paragraph 1 above, which shall include, among other things, the issuance of IRS form 1098 to the extent required.

The fees to be charged to PURCHASER for such services and systems shall be equal to the fully loaded costs (i.e., overhead, but no profit, included) actually incurred by SELLER in connection therewith.

TRANSITION SERVICES AGREEMENT

Schedule 11

Miscellaneous Additional Services - (Acquired Division to Seller)

On a month-to-month basis during the Transition Period, the Acquired Division shall make available to SELLER the following services and systems:

          1.   Management of mortgage loan assumption activities,
          2.   Management of SELLER's portfolio retention activities, and
          3.   Management of SELLER's bond loan activities.

               The fees to be charged to SELLER for the preceding three services and systems shall be equal to the fully loaded costs (i.e., overhead, but no profit, included) actually incurred by PURCHASER in connection therewith.

         4.  Delivery of SELLER's  loans  (closed  prior to the Initial  Closing
Date).

               The fees to be charged to SELLER for the preceding service shall be as set forth on Appendix A to this Schedule 11.

TRANSITION SERVICES AGREEMENT

Appendix A to Schedule 11

Loan Delivery Fee

----------------------------------------------
                                  Cost per
                                    Loan
----------------------------------------------
Shipping 412                           $22.19
----------------------------------------------
Insuring 416                           $74.72
----------------------------------------------
Post Closing 417                       $37.70
----------------------------------------------
Loan Review 418                        $21.51
----------------------------------------------
Overhead 411                            $7.55
----------------------------------------------
Loan Delivery Fee for                  $88.96
conventional loans where all
functions completed after the
Initial Closing Date
----------------------------------------------
Loan Delivery Fee for government
loans where all functions
completed after the Initial
Closing Date                          $163.68
----------------------------------------------

It is understood and agreed by the parties that loans closed as of the Initial Closing Date will be subject to the applicable Loan Delivery Fee, or appropriate pro-rata amount of the applicable Loan Delivery Fee, as set forth herein. Initial Closing Date closed loans may have already had certain of the identified tasks performed, and therefore the applicable Loan Delivery Fee charged on those loans would be less than the full Loan Delivery Fee shown.

                                    EXHIBIT D
                                   EXHIBIT D-1

                                  BILL OF SALE
                     (Tangible Assets and Intangible Assets)


                  This BILL OF SALE ("Bill of Sale") is made this 28 day of February 2003 by Matrix Financial Services Corporation ("Seller"), in favor of AMPRO Mortgage Corporation ("Purchaser").

                                    RECITALS

                  Seller and Purchaser are parties to a Purchase and Assumption Agreement (the "Agreement") dated as of February 28, 2003. Terms used in this Bill of Sale and not otherwise defined herein shall have the same meaning as they have in the Agreement unless the context provides otherwise.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged:

                  1. Seller hereby sells, transfers, conveys, assigns and delivers to Purchaser the Tangible Assets and the Intangible Assets (hereinafter the "Transferred Assets").

                  2. Seller hereby authorizes Purchaser, in the name of Seller but on behalf of Purchaser, to demand and receive any and all of the Transferred Assets, and to give receipts and releases for and in respect of the same, or any part thereof, and, from time to time, to institute and prosecute in Seller's name, for the benefit of Purchaser, any and all proceedings at law, in equity or otherwise, which Purchaser may deem proper for the collection or reduction to possession of any of the Transferred Assets or for the collection and enforcement of any claim or right of any kind, sold, conveyed, transferred or assigned, or intended so to be, by this Bill of Sale, and to perform such acts and do such things with respect to the Transferred Assets as Purchaser shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable.

                  3. Seller hereby agrees that, from time to time after delivery of this Bill of Sale, it will, at the request of Purchaser and without further consideration, promptly take such further action and execute and delivery such additional assignments, bills of sale, consents or other similar instruments as Purchaser may reasonably deem necessary to complete the transfer of the title or possession of the Transferred Assets to, or vest them in, Purchaser and, in the case of contracts and rights, if any, which cannot be effectively transferred to Purchaser without the consent of third parties, to obtain such consents promptly and, if any such consents are unobtainable, to assure the benefits thereof to Purchaser.

                  4. Except as is set forth in Paragraph 6 below, nothing in this instrument, express or implied, is intended or shall be construed to confer upon any person or entity other than Purchaser any remedy or claim.

                  5. The provisions of this Bill of Sale, which are intended to be binding upon Seller, its successors and assigns, and are for the benefit of Purchaser, its successors and assigns, and all rights hereby granted Purchaser, including the right to act for Seller, may be exercised by Purchaser, its successors or assigns.

                   [SIGNATURE LINES APPEAR ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed by its duly authorized officer on the date first above written.

                                      MATRIX FINANCIAL SERVICES CORPORATION

                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________

STATE OF _________________:
CITY/COUNTY OF____________:

                  The foregoing instrument was acknowledged before me this 28th day of February, 2003 by ________________________, known to me to be a duly authorized officer of Matrix Financial Services Corporation.



                                        -----------------------------------
                                        Notary Public


My commission expires:_____________

                                   EXHIBIT D-2

                                  BILL OF SALE
                 (Contract Rights, Leases and Equipment Leases)


                  This BILL OF SALE ("Bill of Sale") is made this ___ day of _________________, 2003 by Matrix Financial Services Corporation ("Seller"), in favor of AMPRO Mortgage Corporation ("Purchaser").

                                    RECITALS

                  Seller and Purchaser are parties to a Purchase and Assumption Agreement (the "Agreement") dated as of February 28, 2003. Terms used in this Bill of Sale and not otherwise defined herein shall have the same meaning as they have in the Agreement unless the context provides otherwise.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged:

                  1.  Seller  hereby  sells,  transfers,  conveys,  assigns  and
delivers  to  Purchaser  the  Contract  Rights,   Leases  and  Equipment  Leases
identified on Appendix A hereto (hereinafter the "Transferred Assets").

                  2. Seller hereby authorizes Purchaser, in the name of Seller but on behalf of Purchaser, to demand and receive any and all of the Transferred Assets, and to give receipts and releases for and in respect of the same, or any part thereof, and, from time to time, to institute and prosecute in Seller's name, for the benefit of Purchaser, any and all proceedings at law, in equity or otherwise, which Purchaser may deem proper for the collection or reduction to possession of any of the Transferred Assets or for the collection and enforcement of any claim or right of any kind, sold, conveyed, transferred or assigned, or intended so to be, by this Bill of Sale, and to perform such acts and do such things with respect to the Transferred Assets as Purchaser shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable.

                  3. Seller hereby agrees that, from time to time after delivery of this Bill of Sale, it will, at the request of Purchaser and without further consideration, promptly take such further action and execute and delivery such additional assignments, bills of sale, consents or other similar instruments as Purchaser may reasonably deem necessary to complete the transfer of the title or possession of the Transferred Assets to, or vest them in, Purchaser and, in the case of contracts and rights, if any, which cannot be effectively transferred to Purchaser without the consent of third parties, to obtain such consents promptly and, if any such consents are unobtainable, to assure the benefits thereof to Purchaser.

                  4. Except as is set forth in Paragraph 6 below, nothing in this instrument, express or implied, is intended or shall be construed to confer upon any person or entity other than Purchaser any remedy or claim.

                  5. The provisions of this Bill of Sale, which are intended to be binding upon Seller, its successors and assigns, and are for the benefit of Purchaser, its successors and assigns, and all rights hereby granted Purchaser, including the right to act for Seller, may be exercised by Purchaser, its successors or assigns.

                   [SIGNATURE LINES APPEAR ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed by its duly authorized officer on the date first above written.

                                     MATRIX FINANCIAL SERVICES CORPORATION

                                     By:_________________________________
                                     Name:_______________________________
                                     Title:______________________________

STATE OF _________________:
CITY/COUNTY OF____________:

                  The foregoing instrument was acknowledged before me this ___ day of _____________, 2003 by ________________________, known to me to be a duly authorized officer of Matrix Financial Services Corporation.



                                       -----------------------------------
                                       Notary Public

My commission expires:_____________

                                   EXHIBIT D-3

                                  BILL OF SALE
                     (Subsequently Acquired Tangible Assets
                  and Subsequently Acquired Intangible Assets)


                  This BILL OF SALE ("Bill of Sale") is made this ___ day of _________________, 2003 by Matrix Financial Services Corporation ("Seller"), in favor of AMPRO Mortgage Corporation ("Purchaser").

                                    RECITALS

                  Seller and Purchaser are parties to a Purchase and Assumption Agreement (the "Agreement") dated as of February 28, 2003. Terms used in this Bill of Sale and not otherwise defined herein shall have the same meaning as they have in the Agreement unless the context provides otherwise.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged:

                  1.  Seller  hereby  sells,  transfers,  conveys,  assigns  and delivers to Purchaser the Subsequently Acquired Tangible Assets and the Subsequently Acquired Intangible Assets identified on Appendix A hereto (hereinafter the "Transferred Assets").

                  2. Seller hereby authorizes Purchaser, in the name of Seller but on behalf of Purchaser, to demand and receive any and all of the Transferred Assets, and to give receipts and releases for and in respect of the same, or any part thereof, and, from time to time, to institute and prosecute in Seller's name, for the benefit of Purchaser, any and all proceedings at law, in equity or otherwise, which Purchaser may deem proper for the collection or reduction to possession of any of the Transferred Assets or for the collection and enforcement of any claim or right of any kind, sold, conveyed, transferred or assigned, or intended so to be, by this Bill of Sale, and to perform such acts and do such things with respect to the Transferred Assets as Purchaser shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable.

                  3. Seller hereby agrees that, from time to time after delivery of this Bill of Sale, it will, at the request of Purchaser and without further consideration, promptly take such further action and execute and delivery such additional assignments, bills of sale, consents or other similar instruments as Purchaser may reasonably deem necessary to complete the transfer of the title or possession of the Transferred Assets to, or vest them in, Purchaser and, in the case of contracts and rights, if any, which cannot be effectively transferred to Purchaser without the consent of third parties, to obtain such consents promptly and, if any such consents are unobtainable, to assure the benefits thereof to Purchaser.

                  4. Except as is set forth in Paragraph 6 below, nothing in this instrument, express or implied, is intended or shall be construed to confer upon any person or entity other than Purchaser any remedy or claim.

                  5. The provisions of this Bill of Sale, which are intended to be binding upon Seller, its successors and assigns, and are for the benefit of Purchaser, its successors and assigns, and all rights hereby granted Purchaser, including the right to act for Seller, may be exercised by Purchaser, its successors or assigns.

                   [SIGNATURE LINES APPEAR ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed by its duly authorized officer on the date first above written.

                                    MATRIX FINANCIAL SERVICES CORPORATION


                                     By:_________________________________
                                     Name:_______________________________
                                     Title:______________________________

STATE OF _________________:
CITY/COUNTY OF____________:

                  The foregoing instrument was acknowledged before me this ___ day of _____________, 2003 by ________________________, known to me to be a duly authorized officer of Matrix Financial Services Corporation.




                                       -----------------------------------
                                       Notary Public


My commission expires:_____________

                                 Schedule 2.1(c)

                               Assumed Obligations

The obligations of Seller under the terms of the following instruments that (i) relate solely to the period after the date on which each such Lease, Sublease, Equipment Lease and Contract Right is transferred and assigned by Seller to Purchaser, (ii) do not relate to any period of time prior thereto, and (iii) do not relate to or arise from any act or omission of Seller if (x) such act is taken by the Acquired Division acting through the Executive Committee or Seller's board of directors, (y) such act is in material variance with the Operating Plan, and (z) Purchaser, within seven (7) days of its receipt of written notice thereof (which notice must be provided promptly to Purchaser by Seller), affirmatively notifies Seller of its objection thereto in writing:

         1.   Leases,

         2. Sublease to be executed by the Parties regarding the portion of the 2133 West Peoria corporate office space that is allocated to Purchaser under the final plan delivered by the Parties under
              Section 3.3 of the Purchase and Assumption Agreement,

         3.   Equipment Leases,

         4.   Contract Rights,

         5. New Pipeline Applications, and any Existing Pipeline Applications not closed as of the Final Closing Date,

         6.   Final Closing Date Sales Commitments,

         7. Loan Files related to New Pipeline Applications and any Existing Pipeline Applications not closed as of the Final Closing Date.

                                  Schedule 6.14

                        Post-Final Closing Date Services

Services to be Provided
by Seller to Purchaser

On a month-to month basis after the Transition Period, for a period not to exceed one year unless mutually agreed to, SELLER shall make available to PURCHASER the following services and systems:

1. Loan set-up onto the Seller's servicing system for Countrywide AOT delivery and delivery to other third parties as a result of sales commitments entered into by the Acquired Division,
2. Loan servicing activities, to the extent required prior to loan deliveries to third parties, for the loans identified in paragraph 1 above, which shall include, among other things, the issuance of IRS form 1098 to the extent required,
3.                Records retention.

The fees to be charged to PURCHASER for such services and systems shall be equal to the SELLER's fully loaded costs (i.e., overhead, but no profit, included) actually incurred by SELLER in connection therewith plus a profit margin not to exceed fifteen percent (15%).

Services to be Provided
by Purchaser to Seller

On a month-to-month basis after the Transition Period, for a period nto to exceed one year unless mutually agreed to, PURCHASER shall make available to SELLER the following services and systems:

          1.   Management of mortgage loan assumption activities,
          2.   Management of SELLER's portfolio retention activities,
          3.   Management of SELLER's bond loan activities,
          4.   QC/Compliance activities.

The fees to be charged to SELLER for such services and systems shall be equal to the PURCHASER's fully loaded costs (i.e., overhead, but no profit, included) actually incurred by PURCHASER in connection therewith, plus a profit margin not to exceed fifteen percent (15%).